Filed Pursuant to Form 424(b)(3)
Registration Number 333-217915

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but are not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 6, 2018

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 2, 2017)

             Shares

CAI International, Inc.

    % Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock

(Liquidation Preference $25.00 per share)

We are offering                  shares of our         % Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share (the “Series B Preferred Stock”).

Dividends on the Series B Preferred Stock accrue daily and will be cumulative from, and including, the date of original issue and shall be payable quarterly on the 15th day of each January, April, July and October. The first dividend on the Series B Preferred Stock is scheduled to be paid on October 15, 2018 in the amount of $                 per share of Series B Preferred Stock to the persons who are the holders of record of the Series B Preferred Stock at the close of business on October 1, 2018. The Fixed Dividend Rate (as defined herein) shall accrue from, and including, the date of original issuance to, but not including, August 15, 2023. On and after August 15, 2023, dividends on the Series B Preferred Stock shall accrue at an annual rate equal to the sum of (a) Three-Month LIBOR (as defined herein) as calculated on each applicable Date of Determination (as defined herein) and (b) the Applicable Spread (as defined herein) of the $25.00 liquidation preference per share of Series B Preferred Stock.

At any time on or after August 15, 2023, we may redeem the Series B Preferred Stock, in whole or in part, out of amounts legally available therefor, at a redemption price of $25.00 per share of Series B Preferred Stock plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared. We may also redeem the Series B Preferred Stock in the event of a Change of Control (as defined herein). See “Description of Series B Preferred Stock—Change of Control.”

Holders of the Series B Preferred Stock generally have no voting rights except for limited voting rights if we fail to pay dividends on the Series B Preferred Stock for six or more quarterly periods (whether or not consecutive) or we fail to maintain the listing of the Series B Preferred Stock on a National Exchange (as defined herein) for a period of 180 consecutive days. See “Description of Series B Preferred Stock—Voting Rights.”

Currently, there is no public market for the Series B Preferred Stock. We intend to apply to have the Series B Preferred Stock listed on the New York Stock Exchange (“NYSE”). If the application is approved, we expect trading of the Series B Preferred Stock on the NYSE to begin within 30 days after their original issue date.

The Series B Preferred Stock will rank on parity with our 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share (the “Series A Preferred Stock”), with respect to distributions and amounts payable upon a liquidation event.

Investing in our securities involves risks. You should carefully consider each of the risks described under the caption “Risk Factors” beginning on page S-10 of this prospectus supplement and page 1 of the accompanying prospectus, and appearing under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

We have granted the underwriters a 30 day option to purchase up to an additional                  shares of Series B Preferred Stock from us on the same terms and conditions as set forth above.

The underwriters expect to deliver the Series B Preferred Stock in book-entry form through The Depository Trust Company on or about                 , 2018.

Joint Bookrunning Managers

RBC Capital Markets	B. Riley FBR	Janney Montgomery Scott	Oppenheimer & Co.	William Blair

Prospectus Supplement dated August         , 2018.

Prospectus Supplement

Prospectus

Neither we nor the underwriters have authorized any other person to provide you with information different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may authorize to be delivered to you. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give. We are offering to sell and are seeking offers to buy shares of our Series B Preferred Stock only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date such information is presented regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of Series B Preferred Stock. Our business, financial condition, results of operations and prospects may have changed since such date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the Series B Preferred Stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the prospectus or this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

As permitted by the rules and regulations of the SEC, the registration statement of which this prospectus supplement forms a part includes additional information not contained in this prospectus supplement. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

You should read this prospectus supplement along with the accompanying prospectus and the documents incorporated by reference carefully before you invest. These documents contain important information you should consider when making your investment decision. This prospectus supplement contains information about the shares of Series B Preferred Stock offered in this offering and may add, update or change information in the accompanying prospectus.

None of CAI International, Inc., the underwriters or any of their respective representatives is making any representation to you regarding the legality of an investment in our Series B Preferred Stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our Series B Preferred Stock.

Except where we or the context otherwise indicate, the information in this prospectus assumes no exercise of the underwriters’ option to purchase additional shares of Series B Preferred Stock described on the cover page of this prospectus.

Unless the context otherwise indicates, references in this prospectus to “CAI,” the “Company,” “we,” “us” and “our” are to CAI International, Inc. and its consolidated subsidiaries. The term “you” refers to a prospective investor.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, any free writing prospectus that we may authorize to be delivered to you and our other public statements include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). Forward-looking statements include, without limitation, statements concerning the conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business, operations, and growth strategy and service development efforts. The PSLRA provides a “safe harbor” for certain forward-looking statements so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. All statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, any free writing prospectus that we may authorize to be delivered to you or our other public statements, other than statements of historical fact, are forward-looking statements. Words such as “may,” “might,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements and information. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties, including:

•	weak market conditions due to a significant decline in steel prices, new container prices, used container prices and slower trade growth;

•	changes in the amount of gain we can realize on sales of portfolios of leased containers to container investors;

•	changes in demand for container leases, which could affect the utilization rate of our fleet;

•	changes in investor demand for purchasing portfolios of leased containers;

•	changes in the mix of short-term versus long-term leases;

•	changes in the per diem rates for leases;

•	changes in container production and pricing;

•	changes in the number of containers in our owned fleet;

•	defaults by container lessees;

•	economic disruptions, health scares, financial turmoil and political instability;

•	terrorism, or the threat of terrorism, violence or hostilities that affect the flow of world trade and the demand for containers;

•	the development of emerging economies in Asia and other parts of the world and the resulting change in trade patterns;

•	fluctuations in interest rates;

•	increased competition;

•	our ability to obtain additional debt financing at expected levels or at all;

•	loss of key members of our senior management;

•	our expected uses of proceeds from equity and debt issuances; and

•	our expectations relating to dividend payments and our ability to make such payments.

S-iii

These risks and uncertainties include, without limitation, those identified under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus, in the documents incorporated by reference herein and the accompanying prospectus, and in any of our other public filings, including our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information about us contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before making a decision to invest in our Series B Preferred Stock. You should read “Risk Factors” beginning on page S-10 of this prospectus supplement and page 1 of the accompanying prospectus, as well as the information appearing under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, as well as our consolidated financial statements and notes thereto and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

Founded in 1989, we are one of the world’s leading transportation finance and logistics companies. We purchase equipment, primarily intermodal shipping containers and railcars, which we lease to our customers. We also manage equipment for third-party investors. In operating our fleet, we lease, re-lease and dispose of equipment and contract for the repair, repositioning and storage of equipment. We also provide domestic and international logistics services, through our subsidiaries, CAI Logistics Inc., Challenger Overseas LLC and Hybrid Logistics, Inc.

The following table shows the composition of our fleet as of June 30, 2018 and our average utilization for the three and six months ended June 30, 2018:

	As of June 30, 2018	Percent of Total Container Fleet
Owned container fleet in TEUs	1,293,361	94.3%
Managed container fleet in TEUs	77,680	5.7%

Total container fleet in TEUs	1,371,041	100%

Owned container fleet in CEUs	1,344,842	95.0%
Managed container fleet in CEUs	70,772	5.0%

Total container fleet in CEUs	1,415,614	100%

Owned railcar fleet in units	7,430

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Average container fleet utilization in CEUs	99.3%	99.3%
Average owned container fleet utilization in CEUs	99.3%	99.3%
Average railcar fleet utilization	87.2%	87.6%

The intermodal marine container industry-standard measurement unit is the 20-foot equivalent unit (“TEU”), which compares the size of a container to a standard 20-foot container. For example, a 20-foot container is equivalent to one TEU and a 40-foot container is equivalent to two TEUs. Containers can also be measured in cost equivalent units (“CEUs”), whereby the cost of each type of container is expressed as a ratio relative to the cost of a standard 20-foot dry van container. For example, the CEU ratio for a standard 40-foot dry van container is 1.6, and a 40-foot high cube container is 1.7.

Utilization of containers is computed by dividing the average total units on lease during the period in CEUs, by the average total CEUs in our container fleet during the period. Utilization of railcars is computed by dividing the average number of railcars on lease during the period by the average total number of railcars in our fleet during the period. In both cases, the total fleet excludes new units not yet leased and off-hire units designated for sale. If new units not yet leased are included in the total fleet, total container fleet utilization would 97.0% and 97.3%, owned container fleet utilization would be 96.9% and 97.2%, and railcar fleet utilization would be 77.9% and 76.6%, for the three and six months ended June 30, 2018, respectively.

Our revenue consists of container lease revenue and rail lease revenue from our owned container and railcar fleets, management fee revenue for managing containers for third-party investors and logistics revenue for the provision of logistics services. Substantially all of our revenue is denominated in U.S. dollars. For the three and six months ended June 30, 2018, respectively, we recorded revenue of $105.7 million and $201.1 million, income before income taxes of $21.1 million and $38.9 million and net income attributable to CAI common stockholders of $19.1 million and $36.3 million. For more information, please see our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, which is incorporated by reference herein.

We earn container lease revenue from intermodal containers which are deployed by our customers in a wide variety of global trade routes. Virtually all of our containers are used internationally and no container is domiciled in one particular place for a prolonged period of time. As such, substantially all of our container assets are considered to be international with no single country of use. Our railcars are used by lessees on railroads in North America. Our logistics business provides both domestic and international logistics services.

Corporate Information

Our corporate headquarters and principal executive offices are located at Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105. Our telephone number is (415) 788-0100. We were founded in 1989 as a traditional container leasing company that leased containers owned by us to container shipping lines. We were originally incorporated under the name Container Applications International, Inc. in the State of Nevada in August 1989. In February 2007, we were reincorporated under our present name in the State of Delaware. Our website address is www.capps.com. Information contained on our website is not incorporated by reference in this prospectus supplement and you should not consider information contained on our website as part of this prospectus supplement.

The Offering

Issuer	CAI International, Inc.

Securities Offered	% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00.

Price	$ per share of Series B Preferred Stock.

Maturity	The Series B Preferred Stock has no maturity date, and we are not required to redeem the Series B Preferred Stock. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem it pursuant to our optional redemption right or our special optional redemption right in connection with a Change of Control, or under the circumstances set forth below under “—Limited Conversion Rights Upon a Change of Control” and elect to convert such Series B Preferred Stock. We are not required to set aside funds to redeem the Series B Preferred Stock.

Dividends	Holders of the Series B Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends payable on the applicable Dividend Payment Date. Dividends on the Series B Preferred Stock shall accrue daily and be cumulative from, and including, the date of original issue and shall be payable quarterly on the 15th day of each January, April, July and October (each a “Dividend Period”).

During the Fixed Rate Period, if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date will be paid on the next succeeding Business Day, and no additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date to that next succeeding Business Day.

During the Floating Rate Period, if any Dividend Payment Date is not a Business Day, then the Dividend Payment Date will be postponed to the next succeeding Business Day, and all associated dividends and other sums will continue to accrue to, but excluding, the postponed Dividend Payment Date.

The first dividend on the Series B Preferred Stock is scheduled to be paid on October 15, 2018 in the amount of $ per share of

Series B Preferred Stock to the persons who are the holders of record of the Series B Preferred Stock at the close of business on October 1, 2018.

For the definitions of “Business Day” and “Dividend Payment Date” please read “Description of Series B Preferred Stock—Dividend Rate” and “Description of Series B Preferred Stock—Dividend Payment Dates.”

Dividend Rate	Holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at an annual rate of % of the $25.00 liquidation preference per annum (the “Fixed Dividend Rate”) during the Fixed Rate Period (as defined below). The Fixed Dividend Rate shall accrue from, and including, the date of original issuance to, but not including, August 15, 2023 (the “Fixed Rate Period”). On and after August 15, 2023 (the “Floating Rate Period”), dividends on the Series B Preferred Stock shall accrue at an annual rate equal to the sum of (a) Three-Month LIBOR (as defined below) as calculated on each applicable Date of Determination (as defined below) and (b) the Applicable Spread of the $25.00 liquidation preference per share of Series B Preferred Stock (the “Floating Dividend Rate”).

Please read “Description of Series B Preferred Stock—Distributions” and “Description of Series B Preferred Stock—Optional Redemption.”

For the definition of “Applicable Spread,” “Three-Month LIBOR” and “Date of Determination” please read “Description of Series B Preferred Stock—Dividend Rate.”

Ranking	The Series B Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up, will rank: (i) senior to all of our common stock, par value $0.0001 per share, and any Junior Stock; (ii) equal to any Parity Stock, including the Series A Preferred Stock; (iii) junior to all Senior Stock; and (iv) junior to all of our existing and future indebtedness.

If declared dividends on the Series B Preferred Stock are not paid on an applicable Dividend Payment Date, we will not pay a dividend on any Parity Stock, including the Series A Preferred Stock, or Junior Stock until all accrued and unpaid dividends on the Series B Preferred Stock have been paid.

For definitions of “Junior Stock,” “Parity Stock” and “Senior Stock” please read “Description of Series B Preferred Stock—Ranking.”

Restrictions on Dividends	No dividend may be declared or paid or set apart for payment on any Junior Securities unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series B Preferred Stock and any Parity Stock, including the Series A Preferred Stock, through the most recent respective Dividend Payment Date.

Optional Redemption	On and after August 15, 2023, we may, at our option, upon not less than thirty (30) days’ nor more than sixty (60) days’ written notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash, at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If we elect to redeem any shares of Series B Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.

Special Optional Redemption	Upon the occurrence of a Change of Control, provided no Limiting Document (as defined below) may prohibit it, we may, at our option, upon not less than thirty (30) days’ nor more than sixty (60) days’ written notice, redeem the Series B Preferred Stock, in whole or in part, within one hundred twenty (120) days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined below under “—Limited Conversion Rights Upon a Change of Control”), we have provided notice of our election to redeem some or all of the shares of Series B Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of shares of Series B Preferred Stock will not have the Change of Control Conversion Right (as defined and described below under “—Limited Conversion Rights Upon a Change of Control”) with respect to the shares called for redemption. If we elect to redeem any shares of the Series B Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.

A “Change of Control” is deemed to occur when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, arrangement, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); or

•	the consummation of any transaction or series of related transactions (including, without limitation, any merger, arrangement, amalgamation or consolidation), the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of all of our common stock entitled to vote generally in the election of our directors; and provided, that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

For the definition of “Limiting Document” please read “Description of Series B Preferred Stock—Dividend Rate.”

Conversion, Exchange and Preemptive Rights	Except as described under “Description of Series B Preferred Stock—Limited Conversion Rights Upon a Change of Control,” the Series B Preferred Stock are not be subject to preemptive rights or convertible into or exchangeable for any other securities or property at the option of the holder.

Limited Conversion Rights Upon a Change of Control	Upon the occurrence of a Change of Control, each holder of shares of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide irrevocable notice of our election to redeem the Series B Preferred Stock as described above under “—Optional Redemption,” or “—Special Option Redemption”) to convert some or all of the shares of Series B Preferred Stock held by such holder on the Change of Control Conversion Date, into the Common Stock Conversion Consideration, which is equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series B Preferred Stock plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and

•	shares of common stock, subject to certain adjustments described in “Description of Series B Preferred Stock—Limited Conversion Rights Upon a Change of Control.”

In the case of a Change of Control pursuant to which our common stock will be converted into Alternative Form Consideration, a holder of Series B Preferred Stock will receive upon conversion of such Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock

Conversion Consideration immediately prior to the effective time of the Change of Control.

Notwithstanding the foregoing, the holders of shares of Series B Preferred Stock will not have the Change of Control Conversion Right if (i) the acquiror has shares listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ, and (ii) the Series B Preferred Stock remains continuously listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

For definitions of “Alternative Form Consideration,” “Common Stock Conversion Consideration,” “Change of Control Conversion Right,” “Change of Control Conversion Date,” and “Common Stock Price,” and the restrictions on cash payments under a Change of Control hereunder, please read “Description of Series B Preferred Stock—Redemption” and “Description of Series B Preferred Stock—Limited Conversion Rights Upon a Change of Control.”

Voting Rights	Holders of shares of Series B Preferred Stock generally have no voting rights. If, however, either (i) we have not paid dividends on the Series B Preferred Stock for six or more Dividend Periods, whether or not consecutive, or (ii) we fail to maintain the listing of the Series B Preferred Stock on the NYSE, the NYSE American or NASDAQ, or on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ, for a period of one hundred eighty (180) consecutive days, then holders of Series B Preferred Stock, together with the holders of any Parity Stock, including the Series A Preferred Stock, upon which like voting rights have been conferred and are exercisable, will be entitled to elect two additional directors to a special class on our board of directors, as described below under “Description of Series B Preferred Stock—Voting Rights.”

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Stock, voting as a single class, we may not (i) adopt any amendment to our amended and restated certificate of incorporation relating to the Series B Preferred Stock to affect materially and adversely the rights, privileges, restrictions or conditions of the Series B Preferred Stock, or (ii) authorize, create or increase the authorized number of shares of Senior Stock.

Use of Proceeds

We intend to use the net proceeds from the sale of the Series B Preferred Stock offered hereby, which are expected to total approximately $                 million (or approximately $                 million if the underwriters exercise in full their option to purchase additional shares of Series B Preferred Stock), after deducting underwriters’ commissions and offering expenses, primarily to repay debt under our senior secured railcar revolving credit facility and for general corporate purposes, which may include share repurchases, payments to manufacturers, investments in containers and other assets or acquisitions. See “Use of Proceeds.”

Tax Considerations	See “Material U.S. Federal Income Tax Considerations” beginning on page S-34.

No Sinking Fund	The Series B Preferred Stock will not be subject to any escrow or sinking fund requirements.

Ratings	The Series B Preferred Stock will not be rated.

Form	The Series B Preferred Stock will be issued and maintained in book-entry form registered in the name of The Depository Trust Company (“DTC”), except under limited circumstances. Please read “Description of Series B Preferred Stock—Book-Entry Procedures.”

Exchange Listing	We intend to file an application to list the Series B Preferred Stock on the NYSE. If the application is approved, trading of the Series B Preferred Stock on the NYSE is expected to begin within thirty (30) days after the original issue date of the Series B Preferred Stock. No assurance can be given that a market for the Series B Preferred Stock will develop prior to commencement of trading on the NYSE or, if developed, will be maintained.

Settlement	Delivery of the Series B Preferred Stock offered hereby will be made against payment therefor through the book-entry facilities of DTC on or about , 2018, which will be the fifth Business Day following the date of pricing of the Series B Preferred Stock (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two Business Days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series B Preferred Stock on the initial pricing date of the Series B Preferred Stock or the next two succeeding Business Days will be required, by virtue of the fact that the Series B Preferred Stock initially will settle in T+5, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Conflicts of Interest

As described in “Use of Proceeds,” we may use a portion of the net proceeds of this offering to repay a portion of the outstanding indebtedness under our senior secured railcar revolving credit facility. If any portion of that facility is repaid, lenders in such facility will be repaid on a pro rata basis. Due to such repayment, affiliates of certain of the underwriters may receive more than 5% of the net proceeds of this offering, not including underwriting compensation. Certain of the underwriters may therefore be deemed to have a “conflict of interest” within the meaning of the Financial Industry Regulatory Authority,

Inc. (“FINRA”) Rule 5121. However, because the joint bookrunning managers do not have conflicts of interest, no qualified independent underwriter is required in order for the offering to be conducted in compliance with FINRA Rule 5121.

Risk Factors	Investing in our Series B Preferred Stock involves a high degree of risk. You should carefully read and consider the information beginning on page S-10 of this prospectus supplement and on page 1 of the accompanying prospectus set forth under the heading “Risk Factors,” and appearing under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, and all other information set forth in this prospectus, including the information incorporated herein by reference, before deciding to invest in our Series B Preferred Stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our Series B Preferred Stock, you should carefully consider the following risks and uncertainties, as well as those discussed under the caption “Risk Factors” in the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018. If any of the risks described in this prospectus supplement or accompanying prospectus, or the risks described in any documents incorporated by reference in this prospectus supplement or the accompanying prospectus, actually occur, our business, prospects, financial condition or operating results could be harmed. In such case, the trading price of our Series B Preferred Stock could decline, and you may lose all or part of your investment.

Risks Related to our Series B Preferred Stock and the Offering

The Series B Preferred Stock represent perpetual equity interests in us, and investors should not expect us to redeem the Series B Preferred Stock on any such date the Series B Preferred Stock become redeemable by us or on any particular date afterwards.

The Series B Preferred Stock represent perpetual equity interests in us, and they have no maturity or mandatory redemption date and are not redeemable at the option of investors under any circumstances. As a result, unlike our indebtedness, the Series B Preferred Stock will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series B Preferred Stock may be required to bear the financial risks of an investment in the Series B Preferred Stock for an indefinite period of time. In addition, the Series B Preferred Stock will rank junior to all our current and future indebtedness (including indebtedness outstanding under our senior secured revolving credit facilities, term loans, senior secured notes, asset-backed notes, collateralized financing obligations and term loans held by variable interest entities (“VIE”)) and other liabilities. The Series B Preferred Stock will also rank junior to any other Senior Securities we may issue in the future with respect to assets available to satisfy claims against us.

The Series B Preferred Stock have not been rated.

We have not sought to obtain a rating for the Series B Preferred Stock, and the Series B Preferred Stock may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series B Preferred Stock or that we may elect to obtain a rating of the Series B Preferred Stock in the future. In addition, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series B Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series B Preferred Stock. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold any particular security, including the Series B Preferred Stock. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series B Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the Series B Preferred Stock.

We could be prevented from paying cash dividends on the Series B Preferred Stock.

Holders of shares of Series B Preferred Stock do not have a right to dividends on such shares unless declared or set aside for payment by our board of directors. Under Delaware law, cash dividends on capital stock may only be paid from “surplus” or, if there is no “surplus,” from the corporation’s net profits for the then-current or the preceding fiscal year. Unless we operate profitably, our ability to pay cash dividends on the Series B Preferred Stock would require the availability of adequate “surplus,” which is defined as the excess, if any, of net assets (total assets less total liabilities) over capital. Our business may not generate sufficient cash flow from operations to enable us to pay dividends on the Series B Preferred Stock when payable. Further, even if adequate surplus is available to pay cash dividends on the Series B Preferred Stock, we may not have sufficient cash to pay dividends on the Series B Preferred Stock.

Furthermore, no dividends on Series B Preferred Stock shall be authorized by our board of directors or paid, declared or set aside for payment by us at any time when the authorization, payment, declaration or setting aside for payment would be unlawful under Delaware law or any other applicable law, or when the terms and provisions of any Limiting Documents prohibit the authorization, payment, declaration or setting aside for payment thereof or provide that the authorization, payment, declaration or setting aside for payment thereof would constitute a breach of the Limiting Documents or a default under the Limiting Documents. See “Description of the Series B Preferred Stock—Dividends.”

The Series B Preferred Stock will be subordinated to our existing and future debt obligations, and your interests could be diluted by the issuance of additional equity securities, including additional Series B Preferred Stock, and by other transactions.

The Series B Preferred Stock will be subordinated to all of our existing and future indebtedness (including indebtedness outstanding under our senior secured revolving credit facilities, term loans, senior secured notes, asset-backed notes and collateralized financing obligations and term loans held by VIEs). Therefore, if we become bankrupt, liquidate our assets, reorganize or enter into certain other transactions, our assets will be available to pay our obligations with respect to the Series B Preferred Stock only after we have paid all of our existing and future indebtedness in full. There may be insufficient assets remaining following such payments to make any payments to holders of the Series B Preferred Stock then outstanding. As of June 30, 2018, our total funded debt was approximately $1,855.4 million, and we had the ability to borrow an additional $976.7 million under our senior secured revolving credit facilities, subject to certain limitations.

The issuance of additional equity on a parity with or senior to the Series B Preferred Stock would dilute the interests of the holders of shares of Series B Preferred Stock, and any issuance of shares of Parity Stock, including additional shares of Series A Preferred Stock, or Senior Stock or additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series B Preferred Stock. Only the Change of Control conversion right relating to the Series B Preferred Stock protects the holders of the Series B Preferred Stock in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our properties or assets, which might adversely affect the holders of the Series B Preferred Stock.

You will have extremely limited voting rights.

Your voting rights as a holder of shares of Series B Preferred Stock will be extremely limited. Our common stock is the only class of our securities carrying full voting rights. Holders of the Series B Preferred Stock generally have no voting rights. Certain other limited protective voting rights of holders of shares of Series B Preferred Stock are described in this prospectus supplement under “Description of Series B Preferred Stock—Voting Rights.”

Future issuances of preferred stock, including future issuances of shares of Series B Preferred Stock, may reduce the value of the Series B Preferred Stock.

Upon the completion of the offering described in this prospectus supplement, we may sell additional shares of preferred stock, including additional shares of Series B Preferred Stock, on terms that may differ from those described in this prospectus supplement. Such shares could rank on parity with or, subject to the voting rights referred to above (with respect to issuances of new series of preferred stock), senior to the Series B Preferred Stock (and the Series A Preferred Stock) offered hereby as to distribution rights or rights upon liquidation, winding up or dissolution. The subsequent issuance of additional shares of Series B Preferred Stock (or Series A Preferred Stock), or the creation and subsequent issuance of additional classes of preferred stock on parity with the Series B Preferred Stock (and the Series A Preferred Stock), could dilute the interests of the holders of Series B Preferred Stock offered hereby. Any issuance of preferred stock that is senior to the Series B Preferred Stock would not only dilute the interests of the holders of Series B Preferred Stock offered hereby, but also could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series B Preferred Stock.

The Series B Preferred Stock is a new issuance and does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your Series B Preferred Stock. In addition, the lack of a fixed redemption date for the Series B Preferred Stock will increase your reliance on the secondary market for liquidity purposes.

The Series B Preferred Stock is a new issue of securities with no established trading market. In addition, since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares of Series B Preferred Stock in the secondary market absent redemption by us. We intend to apply to list the Series B Preferred Stock on the NYSE, but there can be no assurance that the NYSE will accept the Series B Preferred Stock for listing. Even if the Series B Preferred Stock are approved for listing by the NYSE, an active trading market on the NYSE for the Series B Preferred Stock may not develop or, even if it develops, may not last, in which case the trading price of the Series B Preferred Stock could be adversely affected and your ability to transfer your Series B Preferred Stock will be limited. If an active trading market does develop on the NYSE, the Series B Preferred Stock may trade at prices lower than the offering price. The trading price of the Series B Preferred Stock would depend on many factors, including:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	our issuance of debt or other preferred equity securities; and

•	our financial condition, results of operations and prospects.

Market interest rates may adversely affect the value of the Series B Preferred Stock, and the dividend payable on our Series B Preferred Stock will vary on and after August 15, 2023 based on market interest rates.

One of the factors that will influence the price of the Series B Preferred Stock will be the distribution yield on the Series B Preferred Stock (as a percentage of the price of the Series B Preferred Stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of shares of Series B Preferred Stock to expect a higher distribution yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Accordingly, higher market interest rates could cause the market price of the Series B Preferred Stock to decrease.

In addition, on and after August 15, 2023, the Series B Preferred Stock will have a Floating Dividend Rate set each Dividend Period at an annual rate equal to the sum of (a) Three-Month LIBOR as calculated on each applicable Date of Determination and (b) the Applicable Spread of the $25.00 liquidation preference per share of Series B Preferred Stock. The per annum dividend rate that is determined on the relevant dividend date will apply to the entire Dividend Period following such determination date even if LIBOR increases during that period. As a result, holders of Series B Preferred Stock will be subject to risks associated with fluctuation in interest rates and the possibility that holders will receive dividends that are lower than expected. Interest rates have in the past and may in the future experience volatility. In the past, the level of Three-Month LIBOR has experienced significant fluctuations. Historical levels, fluctuations and trends of Three-Month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in Three-Month LIBOR is not an indication that Three-

Month LIBOR is more or less likely to increase or decrease at any time during the Floating Rate Period, and you should not take the historical levels of Three-Month month LIBOR as an indication of its future performance. We have no control over a number of factors, including economic, financial and political events that affect market fluctuations in interest rates.

Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR in the future may adversely affect the value of the Series B Preferred Stock.

Regulators and law enforcement agencies in the United Kingdom (the “UK”) and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association (the “BBA”) in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR.

Actions by the BBA, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the UK Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be enacted in the UK or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for LIBOR-based securities, including the Series B Preferred Stock.

Furthermore, if we or the calculation agent determine that Three-Month LIBOR has been permanently discontinued, the calculation agent will use, as a substitute for Three-Month LIBOR (the “Alternative Rate”) and for each future interest determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice. As part of such substitution, the calculation agent will, after consultation with us, make such adjustments (“Adjustments”) to the Alternative Rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate. If the calculation agent determines, and following consultation with us, that there is no clear market consensus as to whether any rate has replaced Three-Month LIBOR in customary market usage, we will appoint, in our sole discretion, a new calculation agent, who may be our affiliate, to replace the calculation agent, solely in its role as calculation agent in respect of the Series B Preferred Stock, to determine the Alternative Rate and make any Adjustments thereon, and whose determinations will be binding on us and the holders of the Series B Preferred Stock. If, however, the calculation agent determines that Three-Month LIBOR has been discontinued, but for any reason an Alternative Rate has not been determined, Three-Month LIBOR will be equal to such rate on the interest determination date when Three-Month LIBOR was last available on the “Bloomberg, L.P. page US0003M”, as determined by the calculation agent.

Holders of the Series B Preferred Stock may not be able to determine when a Change of Control giving rise to their Change of Control Conversion Rights has occurred following a sale of “substantially all” of the properties or assets of the Company and its subsidiaries, taken as a whole.

The definition of Change of Control contained in the certificate of designations for the Series B Preferred Stock includes a phrase relating to the sale of “all or substantially all” of the properties or assets of the Company and its subsidiaries, taken as a whole. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of Series B Preferred Stock to exercise his or her Change of Control Conversion Right as a result of a sale of less than all of the properties or assets of the Company and its subsidiaries, taken as a whole, to another person may be uncertain. In addition, some important corporate events, may not, under the certificate of designations for the Series B Preferred Stock, constitute a Change of Control that would give rise to a holder’s Change of Control Conversion Right, even though those corporate events could, for example, increase the level of our indebtedness or otherwise adversely affect our capital structure or the value of the Series B Preferred Stock. See “Description of the Series B Preferred Stock—Limited Conversion Rights Upon a Change of Control.”

The Change of Control Conversion Right may make it more difficult for a party to acquire us or discourage a party fromacquiring us.

The Change of Control Conversion Right (as defined under “Description of the Series B Preferred Stock—Limited Conversion Rights Upon a Change of Control”) may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our Series B Preferred Stock with the opportunity to realize a premium over the then-current market price of such equity securities or that stockholders may otherwise believe is in their best interests.

If we are unable to redeem the Series B Preferred Stock on or after August 15, 2023, a substantial increase in the Three-Month LIBOR could negatively impact our ability to pay dividends on the Series B Preferred Stock.

If we do not repurchase or redeem our Series B Preferred Stock on or after August 15, 2023, a substantial increase in the Three-Month LIBOR could negatively impact our ability to pay distributions on such stock. We cannot assure you that we will have adequate sources of capital to repurchase or redeem the Series B Preferred Stock on or after August 15, 2023. If we are unable to repurchase or redeem the Series B Preferred Stock and our ability to pay dividends on the Series B Preferred Stock is negatively impacted, the market value of the Series B Preferred Stock could be materially adversely impacted.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Series B Preferred Stock. For example, management could invest the proceeds in assets that do not produce attractive returns or to make acquisitions of properties or businesses that do not prove to be attractive or otherwise are unsuccessful. Conversely, management may not be able to identify and complete investments or acquisitions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operations and cause the price of our Series B Preferred Stock to decline.

We may not have sufficient earnings and profits in order for dividends on the Series B Preferred Stock to be treated as dividends for U.S. federal income tax purposes.

The dividends payable by us on the Series B Preferred Stock or common stock may exceed our current and accumulated earnings and profits, as calculated for U.S. federal income tax purposes. If that occurs, it will result in the amount of the dividends that exceed such earnings and profits being treated for U.S. federal income tax purposes first as a return of capital to the extent of the beneficial owner’s adjusted tax basis in the Series B Preferred Stock or common stock, and the excess, if any, over such adjusted tax basis as capital gain. Such treatment will generally be unfavorable for corporate beneficial owners and may also be unfavorable to certain other beneficial owners. See “Material U.S. Federal Income Tax Considerations—Consequences to U.S. holders of our Series B Preferred Stock and common stock.”

You may be subject to tax if we make or fail to make certain adjustments to the Conversion Rate of the Series B Preferred Stock even though you do not receive a corresponding cash distribution.

The Conversion Rate (as defined in “Description of Series B Preferred Stock—Limited Conversion Rights Upon a Change of Control”) for the Series B Preferred Stock is subject to adjustment in certain circumstances. A failure to adjust (or to adjust adequately) the Conversion Rate after an event that increases your proportionate interest in us could be treated for U.S. federal income tax purposes as a deemed taxable dividend to you. If you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the Series B Preferred Stock.

Changes in tax laws and unanticipated tax liabilities could adversely affect our effective income tax rate and profitability.

On December 22, 2017, President Trump signed an act referred to as the “Tax Cuts and Jobs Act” (the “TCJA”), generally effective for taxable years beginning after December 31, 2017, although some provisions have retroactive effect. The TCJA includes substantial amendments to the Internal Revenue Code of 1986 (as amended, the “Code”) that significantly change the taxation of individuals and business entities, including the rate of taxation, the taxation of offshore earnings, the use of net operating losses and the deductibility of interest. Some of the changes could adversely affect our business and financial condition.

Although we are currently evaluating the impact of the TCJA on our business, based on our current operations, we believe the TCJA will not materially impact our business or financial condition. However, we have not completed our accounting for the income tax effects of certain elements of the TCJA, including the new Global Intangible Low Taxed Income and base erosion anti-abuse taxes. Due to the complexity of these new tax rules, we are continuing to evaluate these provisions of the TCJA and whether such taxes are recorded as a current period expense when incurred or whether such amounts should be factored into a company’s measurement of its deferred taxes. As a result, we have not included an estimate of the tax expense/benefit related to these items for the period ended December 31, 2017, nor the three or six months ended June 30, 2018. For more information, please see our Annual Report on Form 10-K for the year ended December 31, 2017, as well as our consolidated financial statements and notes thereto, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, as well as our consolidated financial statements and notes thereto, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Prospective investors should consult their tax advisors about the TCJA and its potential impact before investing in our Series B Preferred Stock.

Our ability to use net operating losses to offset future taxable income may be subject to certain limitations. Our net operating losses may also be subject to valuation allowances, which could adversely affect our operating results.

As of December 31, 2017, we had $136.9 million, $33.2 million and $93.2 million of net operating loss carry forwards available to offset future federal, foreign and state taxable income, respectively. The net operating loss carry forwards will begin to expire in 2035, 2022 and 2018 for federal, foreign and state income tax purposes, respectively. Utilization of these net operating losses depends on many factors, including our future taxable income, which cannot be assured. In addition, there are limitations on the annual use of net operating loss carry forwards in certain situations where changes occur in stock ownership of a company, including pursuant to offerings of equity. In the event we have a change in ownership, as defined in Section 382 of the Code, our annual utilization of net operating loss carry forwards could be limited. While the current offering is not expected to result in a change of ownership, this and other equity issuances, or secondary sales, could, in combination, trigger a limitation on our ability to use our net operating losses in the future and they may expire unutilized or underutilized.

At each reporting period, we assess the need for, or the sufficiency of, a valuation allowance against our deferred tax assets, including net operating losses. Determining whether a valuation allowance for deferred tax assets is appropriate requires significant judgment and an evaluation of all positive and negative evidence, including our estimate of future taxable income. If our actual taxable income differs significantly from our estimates, we may need to establish or revalue a valuation allowance for some or all of our net operating losses, which could have a material adverse effect on our financial results and business.

Risks Related to Container Leasing

The recently implemented tariff on imported steel may impact the global market for steel, which could adversely affect our business, results of operations and financial condition.

On March 8, 2018, President Trump signed a proclamation imposing a 25% tariff on imported steel products for an indefinite amount of time under the Trade Expansion Act of 1962. The tariffs will be imposed on all steel imports, other than those from Canada and Mexico, and the administration is considering exclusion requests from other countries. The tariffs, and any responsive actions from the global community, could adversely impact the global market for steel, which could adversely affect our business, results of operations and financial condition.

Changes to U.S. trade policy, tariff and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

Changes in U.S. or international, political, regulatory and economic conditions or in laws and policies governing foreign trade and investment in the territories or countries where we currently conduct our business, could adversely affect our business. The U.S. presidential administration has instituted or proposed changes in trade policies that include the negotiation or termination of trade agreements, the imposition of higher tariffs on imports into the U.S., including various types of metal shipping containers manufactured in China (including container types that we own in our fleet), economic sanctions on corporations or countries, and other government regulations affecting trade between the U.S. and other countries where we conduct our business.

As a result of recent policy changes of the U.S. presidential administration and recent U.S. government proposals, there may be greater restrictions and economic disincentives on international trade. The new tariffs and other changes in U.S. trade policy could trigger retaliatory actions by affected countries, and certain foreign governments have instituted or are considering imposing trade sanctions on certain U.S. goods. We do a significant amount of business that would be impacted by changes to the trade policies of the U.S. and foreign countries (including governmental action related to tariffs, international trade agreements, or economic sanctions). Such changes have the potential to adversely impact the U.S. economy or certain sectors thereof, our industry and the global demand for our products and services, and as a result, could have an adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the Series B Preferred Stock offered hereby, which are expected to total approximately $             million (or approximately $             million if the underwriters exercise in full their option to purchase additional shares of Series B Preferred Stock), after deducting underwriters’ commissions and offering expenses, primarily to repay debt under our senior secured railcar revolving credit facility and for general corporate purposes, which may include share repurchases, payments to manufacturers, investments in containers and other assets or acquisitions. Affiliates of certain of the underwriters may be lenders under our senior secured railcar revolving credit facility and, accordingly, may receive a portion of the net proceeds of this offering through our repayment of borrowings under such facility. See “Underwriting (Conflicts of Interest).”

As of June 30, 2018, there was approximately $305.0 million outstanding under our senior secured railcar revolving credit facility and the interest rate was 3.6% per annum. Our senior secured railcar revolving credit facility is scheduled to mature on October 22, 2020.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and preference dividends for the periods presented and should be read in conjunction with our consolidated financial statements and notes thereto, incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	2013(2)	2014(2)	2015(2)	2016(2)	2017(2)	2018
Ratio of earnings to fixed charges and preference dividends(1)	3.0	2.9	1.9	1.2	2.1	2.0
(1)

For purposes of calculating the ratio of earnings to fixed charges and preference dividends, earnings available for fixed charges consists of income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net income of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest and an estimate of interest expense within rental expense.

(2)

We had no shares of preferred stock outstanding for this period and did not pay any dividends on preferred stock in this period. Therefore, the ratio of earnings to fixed charges and preference dividends is not different from the ratio of earnings to fixed charges.

CAPITALIZATION

The table below sets forth our cash and cash equivalents and capitalization as of June 30, 2018 on:

•	an actual basis; and

•	on an as adjusted basis to reflect this offering of Series B Preferred Stock, and receipt of the net proceeds therefrom.

You should read the following table in conjunction with “Item 1. Financial Statements” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which is incorporated by reference into this prospectus supplement and the other financial information included elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	June 30, 2018
	Actual	As Adjusted(1)
	(in thousands, except share information)
		(unaudited)
Cash and cash equivalents	$61,876	$

Debt and capital lease obligations
Revolving credit facilities	652,367
Term loans	294,353
Senior secured notes	61,940
Asset-backed notes	747,908
Collateralized financing obligations	96,426
Term loans held by VIE	2,371
Debt issuance costs	(16,274)

Total debt	1,839,091
Stockholders’ equity
Common stock, par value $0.0001 per share: 84,000,000 shares authorized; 19,306,377 shares issued and outstanding, actual and as adjusted	2
Series A Preferred Stock, par value $0.0001 per share, at liquidation preference: 4,000,000 shares authorized; 2,199,610 shares issued and outstanding, actual and as adjusted	54,990
Series B Preferred Stock, par value $0.0001 per share: 4,000,000 shares authorized; 0 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	—
Additional paid-in capital	146,210
Accumulated other comprehensive loss	(6,360)
Retained earnings	433,906

Total stockholders’ equity	628,748

Total capitalization	$2,467,839	$

(1)	Does not give effect to any potential use of proceeds from this offering to repay debt under our senior secured railcar revolving credit facility. See “Use of Proceeds.”

DESCRIPTION OF SERIES B PREFERRED STOCK

The terms of the Series B Preferred Stock will be contained in a certificate of designations that will amend our amended and restated certificate of incorporation. The following description is a summary of the material provisions of the Series B Preferred Stock and the certificate of designations. It does not purport to be complete. You are strongly encouraged to read the certificate of designations because it, and not this description, defines your rights as a holder of shares of Series B Preferred Stock. A copy of the certificate of designations will be filed by us with the SEC as an exhibit to a Current Report on Form 8-K after the completion of this offering and may be obtained from us, as described under “Where You Can Find Additional Information.”

General

Our authorized capital stock consists of 84,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”). Our amended and restated certificate of incorporation authorizes our board of directors to issue shares of preferred stock and to classify and reclassify any unissued shares of common stock or preferred stock into one or more classes or series of stock. The preferred stock may be issued from time to time with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as shall be determined by the board of directors.

Our board of directors will adopt a certificate of designations to our amended and restated certificate of incorporation establishing the number and fixing the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of a series of our preferred stock classified as        % Series B Fixed-to-Floating Rate Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”). The certificate of designations will initially authorize 4,000,000 shares of Series B Preferred Stock. Our board of directors may authorize and issue additional shares of Series B Preferred Stock, from time to time, without obtaining consent of the holders of shares of Series B Preferred Stock.

There is currently no market for the Series B Preferred Stock. We intend to file an application to list the Series B Preferred Stock on the New York Stock Exchange (the “NYSE”). If the listing is approved, we expect trading to commence within thirty (30) days after initial delivery of the Series B Preferred Stock. We expect the Series B Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company (“DTC”), Cede & Co. See “—Book-Entry Procedures.”

The transfer agent, registrar and dividend disbursing agent for the Series B Preferred Stock will be Computershare Trust Company, N.A.

Maturity

The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Limited Conversion Rights Upon a Change of Control.” We are not required to set apart for payment the funds to redeem the Series B Preferred Stock.

The Series B Preferred Stock will rank: (i) senior to all of our common stock and any other equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank junior to the Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, which we refer to as “Junior Stock;” (ii) equal to our 8.50% Series A Fixed-to-Floating Rate Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and any shares of equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank on par with such Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, which we refer to as “Parity Stock;” (iii) junior to all other equity securities we issue, the terms of which specifically provide that such equity securities rank senior to the Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock), which we refer to as “Senior Stock;” and (iv) junior to all of our existing and future indebtedness.

Dividend Rate

Holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at an annual rate of             % of the $25.00 liquidation preference per annum (the “Fixed Dividend Rate”) during the Fixed Rate Period (as defined below). The Fixed Dividend Rate shall accrue from, and including, the date of original issuance to, but not including, August 15, 2023 (the “Fixed Rate Period”). On and after August 15, 2023 (the “Floating Rate Period”), dividends on the Series B Preferred Stock shall accrue at an annual rate equal to the sum of (a) Three-Month LIBOR (as defined below) as calculated on each applicable Date of Determination (as defined below) and (b) the Applicable Spread of the $25.00 liquidation preference per share of Series B Preferred Stock (the “Floating Dividend Rate”). The term “Applicable Spread” means an amount equal to (i) the Fixed Dividend Rate minus (ii) the closing yield (expressed as a percentage) of the current five-year government note, as such yield appears on “Bloomberg, L.P. page CT5 Govt” on the date prior to the date of this prospectus supplement.

The term “Three-Month LIBOR” means, on the second London Business Day (as defined below) immediately preceding the first day of each relevant Dividend Period for the Series B Preferred Stock or, if applicable, the redemption date each a (“Date of Determination”):

•

the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Bloomberg, L.P. page US0003M” at approximately 11:00 a.m. (London time) on such Date of Determination; or

•

if no such rate appears on “Bloomberg, L.P. page US0003M” or if the “Bloomberg, L.P. page US0003M” is not available at approximately 11:00 a.m. (London time) on the relevant Date of Determination, except as provided in the clause immediately following this clause, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Date of Determination for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Date of Determination for such Dividend Period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If fewer than three New York City banks selected by us do not quote rates in the manner described above, the Three-Month LIBOR for the applicable Dividend Period will be the same as for the immediately preceding Dividend Period, or, if there was no such Dividend Period, the dividend shall be calculated at the dividend rate in effect for the immediately preceding Dividend Period.

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Notwithstanding the clause immediately preceding this clause, if we or the calculation agent determine that Three-Month LIBOR has been permanently discontinued, the calculation agent will use, as a substitute for Three-Month LIBOR (the “Alternative Rate”) and for each future interest determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice. As part of such substitution, the calculation agent will, after consultation with us, make such adjustments (“Adjustments”) to the Alternative Rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate. If the calculation agent determines, and following consultation with us, that there is no clear market consensus as to whether any rate has replaced Three-Month LIBOR in customary market usage, we will appoint, in our sole discretion, a new calculation agent, who may be our affiliate, to replace the calculation agent, solely in its role as calculation agent in respect of the Series B Preferred Stock, to determine the Alternative Rate and make any Adjustments thereon, and whose determinations will be binding on us and the holders of the Series B Preferred Stock. If, however, the calculation agent determines that Three-Month LIBOR has been discontinued, but for any reason an Alternative Rate has not been determined, Three-Month LIBOR will be equal to such rate on the interest determination date when Three-Month LIBOR was last available on the “Bloomberg, L.P. page US0003M”, as determined by the calculation agent.

We will appoint a calculation agent for the Series B Preferred Stock at least five London Business Days prior to the commencement of the Floating Rate Period and will keep a record of such appointment at our principal office, which will be available to any holders of the Series B Preferred Stock upon request.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday in the United States nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Dividend Payment Dates

The “Dividend Payment Dates” for the Series B Preferred Stock will be the 15th day of January, April, July and October (each a “Dividend Period”), commencing on October 15, 2018. Dividends will accumulate in each such Dividend Period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to, but excluding, the applicable Dividend Payment Date for such Dividend Period, and dividends will accrue on accumulated distributions at the Fixed Dividend Rate or the Floating Dividend Rate, as applicable.

Fixed Rate Period

During the Fixed Rate Period, if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date will be paid on the next succeeding Business Day, and no additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date to that next succeeding Business Day.

Floating Rate Period

During the Floating Rate Period, if any Dividend Payment Date is not a Business Day, then the Dividend Payment Date will be postponed to the next succeeding Business Day, and all associated dividends and other sums will continue to accrue to, but excluding, the postponed Dividend Payment Date.

Payment of Dividends

The first dividend on the Series B Preferred Stock is scheduled to be paid on October 15, 2018 in the amount of $             per share of Series B Preferred Stock to the persons who are the holders of record of the Series B Preferred Stock at the close of business on October 1, 2018. During the Fixed Rate Period, distributions on the Series B Preferred Stock will be payable based on a 360-day year consisting of twelve 30-day months. During the Floating Rate Period, distributions on the Series B Preferred Stock will be computed by multiplying the Floating Dividend Rate by a fraction, the numerator of which will be the actual number of days elapsed during that distribution period (determined by including the first day of the distribution period and excluding the last day, which is the Dividend Payment Date), and the denominator of which will be 360, and by multiplying the result by the aggregate liquidation preference of the Series B Preferred Stock. Dividends will be payable to holders of record as they appear in our stock records for the Series B Preferred Stock at the close of business on the applicable record date, which shall be the 1st day of each of January, April, July and October, whether or not a Business Day, in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”).

No dividends on shares of Series B Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the payment thereof would be unlawful under the laws of the State of Delaware, or when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness (the “Limiting Documents”), prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the Limiting Documents or a default under the Limiting Documents, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors—We could be prevented from paying cash dividends on the Series B Preferred Stock” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series B Preferred Stock.

Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accrue regardless of whether (i) the terms of any Senior Stock we may issue or agreements we may enter into, including any documents governing our indebtedness, at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears, and holders of the Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future dividends on our common stock and preferred stock, including the Series B Preferred Stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors, and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to pay cash dividends on our preferred stock or what the actual dividends will be for any future period.

Unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends shall be declared or paid or set aside for payment upon shares of any Junior Stock or Parity Stock we may issue, nor shall any other dividend be declared or made upon such shares of Junior

Stock or Parity Stock. In addition, no shares of any Junior Stock or Parity Stock shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except as mandatorily required by the terms of such equity security or by conversion into or exchange for shares of Junior Stock we may issue).

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on parity as to dividends with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and any other series of preferred stock ranking on parity that we may issue as to dividends with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior Dividend Periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of Junior Stock, the holders of Series B Preferred Stock shall be entitled to receive out of its assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference, or $25.00 per share, plus an amount equal to all dividends (whether or not declared) accrued and unpaid thereon to and including the date of payment. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all Senior Stock and Parity Stock, then after payment of the liquidating distribution on all outstanding Senior Stock, the holders of the Series B Preferred Stock and all other such classes or series of Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, our consolidation or merger with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange or the occurrence of a Change of Control shall not be deemed to constitute our voluntary or involuntary liquidation, dissolution or winding up.

The certificate of designations for the Series B Preferred Stock will not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series B Preferred Stock.

Redemption

Optional Redemption

On and after August 15, 2023, we may, at our option, upon not less than thirty (30) days’ nor more than sixty (60) days’ written notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash, at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If we elect to redeem any shares of Series B Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.

Special Optional Redemption

Upon the occurrence of a Change of Control, subject to any restrictions imposed by any Limiting Document, we may, at our option, upon not less thirty (30) days’ nor more than sixty (60) days’ written notice, redeem the Series B Preferred Stock, in whole or in part, within one hundred twenty (120) days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined below and as described below under “—Limited Conversion Rights Upon a Change of Control”), we have provided notice of our election to redeem some or all of the shares of Series B Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of shares of Series B Preferred Stock will not have the Change of Control Conversion Right (as defined below and as described below under “—Limited Conversion Rights Upon a Change of Control”) with respect to the shares called for redemption. If we elect to redeem any shares of the Series B Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.

A “Change of Control” is deemed to occur when, after the original issuance of the Series B Preferred Stock, the following have occurred:

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the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, arrangement, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); or

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the consummation of any transaction or series of related transactions (including, without limitation, any merger, arrangement, amalgamation or consolidation), the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of all of our common stock entitled to vote generally in the election of our directors; and provided, that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

Redemption Procedures

A notice of redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the redemption date to each holder of record of Series B Preferred Stock at the address shown on our share transfer books maintained by the transfer agent, registrar and dividend disbursing agent at the address of such holders shown therein. Each notice shall state: (i) the redemption date, (ii) the number of shares of Series B Preferred Stock to be redeemed, (iii) the redemption price of $25.00 per share of Series B Preferred Stock, plus any accrued and unpaid dividends to and including the date fixed for redemption, (iv) the place or places where any certificates issued for Series B Preferred Stock other than through DTC book-entry described below, are to be surrendered for payment of the redemption price, (v) that dividends on the Series B Preferred Stock will cease to accrue on such redemption date, and (vi) any other information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted for trading. If fewer than all outstanding shares of Series B Preferred Stock are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Series B Preferred Stock to be redeemed from each such holder and the number of shares of Series B Preferred Stock to be redeemed from each such holder will be determined by us, and such shares of Series B Preferred Stock will be redeemed by such method of selection as DTC shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional shares.

At our election, on or prior to the redemption date, we may irrevocably deposit the redemption price (including accrued and unpaid dividends) of the Series B Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of shares of Series B Preferred Stock will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price, and (iii) require such holders to surrender any certificates issued for shares of Series B Preferred Stock other than through the DTC book-entry described below at such place on or about the date fixed in such redemption notice (which may not be later than such redemption date) against payment of the redemption price (including all accrued and unpaid dividends to the redemption date). Any interest or other earnings earned on the redemption price (including all accrued and unpaid dividends) deposited with a bank or trust company will be paid to us. Any monies so deposited that remain unclaimed by the holders of shares of Series B Preferred Stock at the end of six months after the redemption date will be returned to us by such bank or trust company. If we make such a deposit, shares of Series B Preferred Stock shall not be considered outstanding for purposes of voting or determining shares entitled to vote on any matter on or after the date of such deposit.

On or after the date fixed for redemption, each holder of shares of Series B Preferred Stock that holds a certificate, other than through the DTC book-entry procedures described below under “—Book-Entry Procedures,” must present and surrender each certificate representing his or her Series B Preferred Stock to us at the place designated in the applicable notice of redemption and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series B Preferred Stock as the owner thereof, each surrendered certificate will be canceled and the shares will be retired and restored to the status of undesignated, authorized shares of Preferred Stock.

If we redeem any shares of Series B Preferred Stock and if the redemption date occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date with respect to such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date and shall not be payable as part of the redemption price for such shares.

Limited Conversion Rights Upon a Change of Control

Upon the occurrence of a Change of Control, each holder of shares of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide irrevocable notice of our election to redeem the Series B Preferred Stock as described above under “—Redemption—Optional Redemption,” or “—Redemption—Special Option Redemption,” in which case such holder will only have the right with respect to the shares of Series B Preferred Stock not called for redemption (unless we default in the payment of the redemption price and accumulated and unpaid dividends in which case such holder will again have a conversion right with respect to the shares of Series B Preferred Stock subject to such default in payment)) to convert some or all of the shares of Series B Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock (the “Common Stock Conversion Consideration”), which is equal to the lesser of:

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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series B Preferred Stock plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

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             shares of common stock (the “Share Cap”), subject to certain adjustments described below. The Share Cap was derived by dividing the $25.00 liquidation preference by $             (50% of the last sale price of our common stock as reported on the NYSE on                , 2018).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series B Preferred Stock will receive upon conversion of such Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of common stock upon the conversion of shares of Series B Preferred Stock. Instead, we will pay the cash value of such fractional shares.

If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control as described above under “—Redemption—Special Optional Redemption” or our optional redemption right as described above under “—Redemption—Optional Redemption,” holders of shares of Series B Preferred Stock will not have any right to convert such shares of Series B Preferred Stock that we have so elected to redeem or subsequently selected for redemption, and any such shares of Series B Preferred Stock that have been surrendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. If we elect to redeem shares of Series B Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series B Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share of Series B Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

Notwithstanding the foregoing, the holders of shares of Series B Preferred Stock will not have the Change of Control Conversion Right if (i) the acquiror has shares listed or quoted on a National Exchange or listed or quoted on an exchange or quotation system that is a successor to a National Exchange, and (ii) the Series B Preferred Stock remains continuously listed or quoted on a National Exchange or listed or quoted on an exchange or quotation system that is a successor to a National Exchange.

Within fifteen (15) days following the occurrence of a Change of Control, we will provide to holders of shares of Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of shares of Series B Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

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that if, prior to the Change of Control Conversion Date, we have provided or provide irrevocable notice of our election to redeem all or any shares of our Series B Preferred Stock, holders will not be able to convert their shares of Series B Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right (unless we default in payment of the redemption price and all accumulated and unpaid dividends);

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock;

•	the name and address of the paying agent and the conversion agent;

•	the procedures that the holders of shares of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right; and

•	the last date on which holders of shares of Series B Preferred Stock may withdraw shares surrendered for conversion and the procedures such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of shares of Series B Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of shares of Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series B Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent, or, in the case of shares of Series B Preferred Stock held in global form, comply with the applicable procedures of DTC. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series B Preferred Stock to be converted; and

•	that such shares of Series B Preferred Stock are to be converted pursuant to the applicable provisions of the Series B Preferred Stock.

The “Change of Control Conversion Date” is the date the shares of Series B Preferred Stock are to be converted, which will be a Business Day that is no fewer than twenty (20) days nor more than thirty-five (35) days after the date on which we provide the notice described above to the holders of shares of Series B Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of shares of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of shares of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Market Group Inc. or similar organization for the ten (10) consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

Holders of shares of Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series B Preferred Stock;

•	if certificated Series B Preferred Stock has been issued, the certificate numbers of the withdrawn shares of Series B Preferred Stock; and

•	the number of shares of Series B Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series B Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

Shares of Series B Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of Series B Preferred Stock.

We will deliver amounts owing upon conversion no later than the third Business Day following the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal, provincial and state securities laws and stock exchange rules in connection with any conversion of Series B Preferred Stock into shares of our common stock or other property.

The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over us.

Except as provided above in connection with a Change of Control, shares of Series B Preferred Stock are not convertible into or exchangeable for any other securities or property.

Voting Rights

Except as indicated below, the holders of the Series B Preferred Stock will have no voting rights.

If either a Dividend Penalty Event or Delisting Event has occurred, the number of directors then constituting our board of directors will be increased by two (if not already increased pursuant to this provision or by reason of similar types of provisions with respect to other classes or series of voting preferred stock) and the holders of the Series B Preferred Stock, voting together as a single class with the holders of any other series of Parity Stock upon which like voting rights have been conferred and are exercisable (any such other series, the “voting preferred stock”), will have the right to elect these two additional directors (if not already increased pursuant to this provision or by reason of similar types of provisions with respect to other classes or series of voting preferred stock) at an annual meeting of stockholders or a properly called special meeting of the holders of the Series B Preferred Stock and such voting preferred stock and at each subsequent annual meeting of stockholders until the Dividend Penalty Event or Delisting Event, as the case may be, has been cured. A Dividend Penalty Event will be cured whenever all arrears in dividends on the Series B Preferred Stock and the voting preferred stock then outstanding have been paid and full dividends on the Series B Preferred Stock and the voting preferred stock for the then current Dividend Period have been paid in full or declared and set apart for payment in full.

The two additional directors shall serve in accordance with the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, and for the avoidance of doubt, such additional directors shall serve as a special class of directors. A Delisting Event will be cured once the Series B Preferred Stock has been listed for trading on a National Exchange or listed or quoted on an exchange or quotation system that is a successor to a National Exchange for a period of one hundred eighty (180) consecutive days. Once the Dividend Penalty Event or Delisting Event, as the case may be, has been cured, then the right of the holders of the Series B Preferred Stock and the voting preferred stock to elect these two additional directors will cease, the terms of office of these two directors will forthwith terminate, the special class designation will be terminated and the number of directors constituting our board of directors will be reduced accordingly. However, the right of the holders of the Series B Preferred Stock and the voting preferred stock to elect two additional directors will again vest if a subsequent Dividend Penalty Event or Delisting Event shall occur.

A “Dividend Penalty Event” shall have occurred whenever dividends on any shares of Series B Preferred Stock are in arrears for six or more Dividend Periods, whether or not consecutive.

A “Delisting Event” shall have occurred if, after October 15, 2018, the Series B Preferred Stock is not listed for trading on the NYSE, the NYSE American or NASDAQ (each a “National Exchange”) or listed or quoted on an exchange or quotation system that is a successor to a National Exchange for a period of one hundred eighty (180) consecutive days.

Unless we have received the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series B Preferred Stock, voting separately as a class, either at a meeting of stockholders or by written consent, we will not:

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amend, alter or repeal any provisions of our amended and restated certificate of incorporation or the share designation relating to the Series B Preferred Stock whether by merger, consolidation or otherwise, to affect materially and adversely the rights, preferences, privileges or voting powers of the holders of the Series B Preferred Stock; or

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authorize, create or increase the authorized amount of, any class or series of beneficial interest having rights senior to the Series B Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up.

For purposes of the foregoing voting requirements, neither of the following shall be deemed to materially and adversely affect the rights, preferences or voting powers of the Series B Preferred Stock:

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the amendment of provisions of the amended and restated certificate of incorporation so as to authorize or create or to increase the authorized amount of, any Junior Stock or any Parity Stock, including additional shares of Series B Preferred Stock; nor

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any filing with the Delaware Secretary of State by us, including in connection with a merger, consolidation or otherwise, in which (1) we are the surviving entity and the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series B Preferred Stock for other preferred equity or shares having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof identical to that of the Series B Preferred Stock (except for changes that do not materially and adversely affect the Series B Preferred Stock); or (3) upon effectiveness of such merger, consolidation or other transaction giving rise to the filing (and if such effectiveness occurs before August 15, 2023, a Change of Control shall have occurred on or prior to such effectiveness), holders of the Series B Preferred Stock would be entitled to receive in exchange for their Series B Preferred Stock without further action by such holder cash consideration equal to the redemption price described under “—Redemption—Optional Redemption” above including all accumulated and unpaid dividends (whether or not declared) to, but not including, the date of such effectiveness and funds sufficient to pay the redemption price for all shares of Series B Preferred Stock will be set aside for payment.

The above voting provisions will not apply with respect to shares of Series B Preferred Stock if, at or before the time when the act with respect to which the vote would otherwise be required is effected, such outstanding shares of Series B Preferred Stock either are subject to (1) a notice of redemption pursuant to the provisions described above under “—Redemption—Optional Redemption” or “—Redemption —Special Optional Redemption” above and funds sufficient to pay the applicable redemption price, including accumulated and unpaid dividends, for all of such shares of Series B Preferred Stock called for redemption have been set aside for payment or (2) a Change of Control Conversion Right which has been properly exercised and not withdrawn.

When the Series B Preferred Stock is entitled to vote, such shares are entitled to one vote per share. In any matter in which the Series B Preferred Stock may vote as a single class with any other series of our preferred stock (as described in this prospectus supplement or as may be required by law), each share of Series B Preferred Stock shall be entitled to one vote per $25.00 of stated liquidation preference.

However, we may create additional series or classes of Parity Stock and Junior Stock, increase the authorized number of shares of Parity Stock (including the Series B Preferred Stock and the Series A Preferred Stock) and Junior Stock and issue additional series of Parity Stock and Junior Stock without the consent of any holder of the Series B Preferred Stock.

The holders of Series B Preferred Stock are not entitled to vote separately as a class or series on an amendment to our amended and restated certificate of incorporation, except as would be unlawful under the laws of the State of Delaware.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will: (i) transmit by mail to all holders of shares of Series B Preferred Stock, as their names and addresses appear in our record books, and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such sections (other than any exhibits that would have been required); and (ii) promptly upon written request, supply copies of such reports to any prospective holder of shares of Series B Preferred Stock. We will mail the reports to the holders of shares of Series B Preferred Stock within fifteen (15) days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Preemptive Rights

No holders of Series B Preferred Stock will, as holders of Series B Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.

Book-Entry Procedures

DTC will act as securities depositary for the Series B Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series B Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for shares of Series B Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series B Preferred Stock will pass by book-entry registration of the transfer within the records of DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

Each person owning a beneficial interest in the Series B Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series B Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, referred to as Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the NASDAQ Amex, and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as “Indirect Participants.” The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series B Preferred Stock within the DTC system, the purchase must be made by or through a Direct Participant. The Direct Participant will receive a credit for the shares of Series B Preferred Stock on DTC’s records. You, as the actual owner of such shares of Series B Preferred Stock, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Series B Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased your shares of Series B Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of shares of Series B Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series B Preferred Stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our amended and restated certificate of incorporation, as amended or supplemented, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices will be sent to Cede & Co. If less than all of the outstanding shares of Series B Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series B Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Series B Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Series B Preferred Stock is credited on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series B Preferred Stock will be paid directly to DTC. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series B Preferred Stock at any time by giving us reasonable notice. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series B Preferred Stock. In that event, we will print and deliver certificates in fully registered form for all issued and outstanding shares of Series B Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within ninety (90) days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue shares of Series B Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Initial settlement for shares of Series B Preferred Stock will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Direct Registration System

The Series B Preferred Stock will be registered in book-entry form through the Direct Registration System (the “DRS”). The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated shares, which ownership shall be evidenced by periodic statements issued by the depositary to the holders of shares of Series B Preferred Stock entitled thereto. This direct registration form of ownership allows investors to have securities registered in their names without requiring the issuance of a physical stock certificate, eliminates the need for you to safeguard and store certificates and permits the electronic transfer of securities to effect transactions without transferring physical certificates.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership, disposition and conversion of the Series B Preferred Stock and the ownership and disposition of our common stock received upon conversion of the Series B Preferred Stock. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect, or to different interpretations. We have not sought any ruling from the Internal Revenue Service (the “IRS”) or opinion of counsel with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the IRS or a court will agree with these statements and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor’s decision to purchase shares of Series B Preferred Stock, nor any tax consequences arising under U.S. federal estate or gift tax laws or under the laws of any state, locality or foreign jurisdiction. This summary also does not address the Medicare tax on certain investment income or the tax consequences that may be applicable to special classes of investors including, but not limited to, tax-exempt organizations, qualified foreign pension funds, insurance companies, banks or other financial institutions, partnerships or other pass-through entities or holders of interests therein, dealers in securities or currency, persons liable for the alternative minimum tax, personal holding companies, tax-qualified retirement plans, U.S. expatriates and former long-term U.S. residents, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” common trust funds, certain trusts, hybrid entities, U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, foreign governments or international organizations and persons that will hold shares of our Series B Preferred Stock or common stock as a position in a “straddle”, “conversion transaction” or other risk reduction transaction.

This summary is limited to taxpayers who will hold shares of our Series B Preferred Stock and our common stock received upon conversion of shares of our Series B Preferred Stock as “capital assets” (generally, property held for investment).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Series B Preferred Stock or common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Accordingly, we urge partnerships (including entities and arrangements treated as partnerships for U.S. federal income tax purposes) that hold shares of our Series B Preferred Stock or common stock and partners in such partnerships to consult their tax advisors.

We urge each prospective investor to consult its tax adviser as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion and disposition of shares of our Series B Preferred Stock and of the ownership and disposition of our common stock.

Consequences to U.S. Holders of our Series B Preferred Stock and Common Stock

The discussion in this section is addressed to a holder of shares of our Series B Preferred Stock and common stock received in respect thereof that is a U.S. holder for U.S. federal income tax purposes. You are a “U.S. holder” if you are a beneficial owner of shares of Series B Preferred Stock or common stock and you are, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election to be treated as a U.S. person.

Distributions

Distributions with respect to our Series B Preferred Stock and our common stock (other than certain stock distributions with respect to our common stock) will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent that the amount of distributions with respect to our Series B Preferred Stock or common stock exceeds our current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such Series B Preferred Stock or common stock, as the case may be, and thereafter as capital gain. Such gain will be capital gain and will be long-term capital gain if the U.S. holder has held such shares of Series B Preferred Stock or common stock, as the case may be, for more than one year as of the time of the distribution. For a discussion of a U.S. holder’s tax basis and holding period in respect of our common stock received with respect to our Series B Preferred Stock, see below under “—Conversion of Series B Preferred Stock into Common Stock.”

Subject to applicable limitations and restrictions, distributions constituting dividend income received by non-corporate U.S. holders in respect of our Series B Preferred Stock or common stock generally will be treated as “qualified dividend income” for U.S. federal income tax purposes taxable at reduced rates applicable to long-term capital gains. If a dividend received by a non-corporate U.S. holder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, such non-corporate U.S. holder would be required to treat any losses on the sale of shares of Series B Preferred Stock as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such holder’s holding period for the stock.

Distributions on our Series B Preferred Stock and common stock constituting dividend income paid to U.S. holders that are U.S. corporations generally are subject to tax at ordinary corporate rates, but generally will qualify for the dividends received deduction. Other limitations, including certain holding period requirements and restrictions related to debt-financed portfolio stock may affect a corporate U.S. holder’s entitlement to the dividends received deduction. A U.S. holder should consult its tax adviser regarding the availability of the reduced U.S. federal income tax rate applicable to “qualified dividend income” or the dividends received deduction, as applicable, in light of its particular circumstances.

U.S. holders that are U.S. corporations that receive an “extraordinary dividend” within the meaning of Section 1059 of the Code in respect of shares of our Series B Preferred Stock or common stock generally would be required to reduce their basis in our Series B Preferred Stock or common stock (but not below zero) by the portion of the dividend that is not taxed because of the dividends received deduction if the shares were not held for more than two years before the earliest of the date on which such dividend is declared, announced or agreed to. To the extent the non-taxed portion of such dividend exceeds the corporate investor’s stock basis, such investor must treat such excess as gain from the sale or exchange of shares of our Series B Preferred Stock or common stock for the taxable year in which such dividend is received. A U.S. holder that is a U.S. corporation should consult its tax advisor regarding the possible application of extraordinary dividend provisions to its ownership of our Series B Preferred Stock or common stock received upon conversion of our Series B Preferred Stock.

Sale or Other Disposition

A U.S. holder generally will recognize capital gain or loss on a sale or other disposition of shares of our Series B Preferred Stock other than pursuant to a conversion into common stock or pursuant to certain conversions into the Alternative Form Consideration (the tax treatment of which is described below in “—Conversion of Series B Preferred Stock for Alternative Form Consideration”), or pursuant to a redemption (the tax treatment of which is described below in “—Redemption of Series B Preferred Stock”) or common stock equal to the difference between the amount realized upon the sale or other disposition and the U.S. holder’s adjusted tax basis in such shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers generally are subject to a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Series B Preferred Stock into Common Stock

As a general rule, a U.S. holder will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of our Series B Preferred Stock (except that any common stock received in respect of accrued but unpaid dividends generally will be taxable as described above under “—Distributions”). Cash received in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis in the stock that is allocable to the fractional share.

The adjusted tax basis of common stock received on conversion (other than shares of common stock attributable to accrued but unpaid dividends) will equal the adjusted tax basis of the shares of Series B Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional shares of common stock exchanged for cash, as described above), and the holding period of such common stock received on conversion generally will include the period during which the shares of our Series B Preferred Stock were held prior to conversion. A U.S. holder’s adjusted tax basis in any shares of common stock received attributable to accrued but unpaid dividends will equal the fair market value of such common stock on the conversion date, and a U.S. holder’s holding period for such shares shall begin on the day after receipt thereof. A U.S. holder’s tax basis in a fractional share will be determined by allocating such holder’s tax basis in our Series B Preferred Stock between the common stock such U.S. holder receives (other than shares of common stock attributable to accrued but unpaid dividends) upon conversion and the fractional share in accordance with their respective fair market values.

Conversion of Series B Preferred Stock for Alternative Form Consideration

If a U.S. holder receives the Alternative Form Consideration upon conversion of shares of our Series B Preferred Stock, the U.S. federal income tax treatment of the conversion depends on the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and may be a fully taxable exchange. U.S. holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of such a conversion and the ownership and disposition of the Alternative Form Consideration received upon any such conversion.

Adjustment of Conversion Price

The conversion price of shares of our Series B Preferred Stock is subject to adjustment under certain circumstances. Treasury Regulations promulgated under Section 305 of the Code would treat a U.S. holder of shares of our Series B Preferred Stock as having received a constructive distribution includable in such U.S. holder’s income in the manner described under “—Distributions,” above, if and to the extent that certain adjustments (or failures to make adjustments) in the conversion price increase the proportionate interest of the U.S. holder in our assets or earnings and profits. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing dilution in the interest of the U.S. holders of shares of our Series B Preferred Stock, however, generally will not be considered to result in a constructive dividend distribution.

Redemption of Series B Preferred Stock

If we redeem our Series B Preferred Stock solely in exchange for cash, the redemption would be treated as a sale or exchange if the redemption (i) results in a meaningful reduction in the U.S. holder’s interest in us or (ii) results in a complete termination of the U.S. holder’s entire equity interest in us (in either case, within the meaning of Section 302(b) of the Code). In determining whether a redemption qualifies as a sale or exchange under these rules, shares of Series B Preferred Stock and other equity interests actually owned by a U.S. holder and shares of Series B Preferred Stock and other equity interests considered owned by a U.S. holder under the constructive ownership rules set forth in Section 318 of the Code are taken into account. If the redemption qualifies as a sale under one of these rules, the tax consequences to a U.S. holder would be as described above under “—Sale or Other Disposition.” If the redemption does not qualify as a sale for tax purposes under the rules described above, the amount of cash received by a U.S. holder would be treated as described above under “—Distributions.” Each U.S. holder of shares of our Series B Preferred Stock is urged to consult its tax advisors to determine whether a payment made in redemption of shares of our Series B Preferred Stock will be treated for U.S. federal income tax purposes as a distribution or as payment in exchange for such shares of our Series B Preferred Stock.

Information Reporting and Backup Withholding

Certain U.S. holders will be subject to information reporting with respect to the payment of dividends on our Series B Preferred Stock or common stock and the payment of proceeds on the sale or other disposition of shares of our Series B Preferred Stock or common stock, and backup withholding may apply unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund if the amount of taxes withheld exceed the U.S. holder’s actual tax liability, provided that the U.S. holder timely provides the required information to the IRS. U.S. holders are urged to consult their tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Consequences to Non-U.S. Holders of our Series B Preferred Stock and Common Stock

The discussion in this section is addressed to a holder of shares of our Series B Preferred Stock and common stock received in respect thereof that is a non-U.S. holder. You are a “non-U.S. holder” if you are a beneficial owner of shares of our Series B Preferred Stock or common stock received in respect thereof that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Distributions

Generally, distributions (including any constructive distributions taxable as dividends as described below and any cash paid upon a conversion that is treated as a dividend) treated as dividend income and paid to a non-U.S. holder with respect to our Series B Preferred Stock or our common stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable tax treaty. To the extent that the amount of a distribution with respect to our Series B Preferred Stock or our common stock exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the non-U.S. holder’s adjusted tax basis in such Series B Preferred Stock or common stock, as the case may be, which reduces such basis dollar-for-dollar, and thereafter as gain from the sale or exchange of shares of our Series B Preferred Stock or our common stock, the tax treatment of which is discussed below under “— Sale or Other Disposition.” To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

Dividends that are effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, to the extent an applicable tax treaty provides, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, generally will be subject to U.S. federal income tax on a net basis at the individual or corporate rates generally applicable to U.S. holders, but will not be subject to U.S. withholding tax if certain certification requirements are satisfied. A non-U.S. holder generally can meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to the applicable withholding agent. A non-U.S. holder that is a corporation may also be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments, which will include effectively connected dividends.

A non-U.S. holder of shares of our Series B Preferred Stock or common stock may obtain a refund of any excess amounts withheld under these rules if the non-U.S. holder is eligible for a reduced rate of United States withholding tax and an appropriate claim for refund is timely filed with the IRS.

Sale or Other Disposition

Subject to the discussion under “—Information Reporting and Backup Withholding” and “—FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange or other taxable disposition (other than a redemption) of shares of our Series B Preferred Stock or our common stock unless:

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States);

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

our Series B Preferred Stock and our common stock constitutes a “United States real property interest” by reason of our status as a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the five-year period ending on the date of such disposition or, if shorter, the non-U.S. holder’s holding period for its shares of common stock or Series B Preferred Stock, as applicable, and one of the circumstances below applies to you.

A non-U.S. holder whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the gain derived from the sale in the same manner as a U.S. person, unless an applicable tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items. A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax (or such lower rate as may be specified by an applicable tax treaty) on the gain derived from the sale, which may be offset by certain U.S.-source capital losses.

With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. Our common stock is currently listed on the NYSE and we believe that, for as long as we continue to be so listed, our common stock will be treated as regularly traded on an established securities market. We also anticipate that our Series B Preferred Stock will be treated as regularly traded on an established securities market. However, if we become a USRPHC, and if our common stock continues to be, and our Series B Preferred Stock is, regularly traded on an established securities market, if you have owned, or are deemed to have owned, at any time within the shorter of the five-year period preceding the disposition of our common stock or our Series B Preferred Stock, as applicable, or your holding period for your common stock or our Series B Preferred Stock, as applicable, more than 5% of our common stock or our Series B Preferred Stock, as applicable, you generally would be subject to U.S. federal income tax on any gain from the disposition.

If the gain from any disposition is subject to tax as described above, it will be taxed as if you were a U.S. holder and you would be required to file a U.S. tax return with respect to such gain.

Conversion of Series B Preferred Stock into Common Stock

You generally will not recognize any gain or loss by reason of receiving common stock upon conversion of the Series B Preferred Stock, except gain or loss will be recognized with respect to any cash received in lieu of fractional shares, which may be subject to U.S. federal income tax, as discussed above in “— Sale or Other Disposition” and except that any common stock received in respect of accrued but unpaid dividends generally will be taxable as described above under “—Distributions.”

Notwithstanding these general rules, if a non-U.S. holder is subject to tax under the special rules governing USRPHCs as described above under “—Sale or Other Disposition” with respect to its shares of our Series B Preferred Stock but not the common stock into which such shares of our Series B Preferred Stock are convertible, then the conversion of such shares of our Series B Preferred Stock into common stock would be a taxable event and such non-U.S. holder would be subject to U.S. tax in the same manner as described in “—Sale or Other Disposition.” This situation could arise, for example, if the shares of Series B Preferred Stock were “regularly traded” and a non-U.S. holder owned shares representing more than 5% of Series B Preferred Stock that was convertible into shares representing less than 5% of our common stock. If, as to a non-U.S. holder, both the shares of Series B Preferred Stock and shares of common stock into which such shares of our Series B Preferred Stock are convertible are subject to the special rules governing USRPHCs described above, then, although the conversion of the shares of Series B Preferred Stock solely into shares of common stock generally would not be taxable, the non-U.S. holder may be required to file a U.S. federal income tax return for the taxable year of the conversion and satisfy certain procedural requirements in accordance with the applicable Treasury Regulations.

Non-U.S. holders that may be subject to the special rules governing USRPHCs should consult their tax advisers with respect to the U.S. federal income tax consequences of the conversion of their shares of Series B Preferred Stock into shares of common stock, including any filing requirements that may be applicable.

Adjustment of Conversion Price

As described above under “Consequences to U.S. holders of our Series B Preferred Stock—Adjustment of Conversion Price,” adjustments in the conversion price (or failures to adjust the conversion price) that result in an increase in the proportionate interest of a non-U.S. holder in our assets or earnings and profits could result in deemed distributions to the non-U.S. holder that are taxed as described under “—Distributions.” It is possible that any withholding tax on such a deemed distribution might be withheld from cash dividends, shares of our common stock or sale proceeds subsequently paid or credited to you.

Redemption of Series B Preferred Stock

If we redeem our Series B Preferred Stock solely in exchange for cash, the redemption would be treated as a sale or exchange if the redemption results in a meaningful reduction in the non-U.S. holder’s interest in us, or results in a complete termination of the non-U.S. holder’s entire equity interest in us (in each case, within the meaning of Section 302(b) of the Code). If the redemption qualifies as a sale under one of these rules, the tax consequences to a non-U.S. holder would be as described above under “—Sale or Other Disposition.” If the redemption does not qualify as a sale for tax purposes under the rules described above, the amount of cash received by a non-U.S. holder would be treated as described above under “—Distributions.”

Non-U.S. holders that are subject to tax under the special rules governing USRPHCs should consult their tax advisers with respect to the U.S. federal income tax consequences of a redemption of their shares of our Series B Preferred Stock, including any filing requirements that may be applicable.

Information Reporting and Backup Withholding

Payment of dividends (including constructive dividends), and the tax withheld with respect thereto, is subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available under the provisions of an applicable tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding generally will apply to the payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN or Form W-8BEN-E (or other applicable form) or otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of shares of our Series B Preferred Stock or common stock is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN or Form W-8BEN-E (or other suitable substitute or successor form), or otherwise establishes an exemption. Subject to certain exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of shares of our Series B Preferred Stock or common stock if such sale is effected through a foreign office of a broker, provided that the broker does not have certain U.S. connections.

Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder is allowable as a credit against such holder’s U.S. federal income tax liability (if any), which may entitle the holder to a refund if in excess of such liability, provided that the holder timely provides the required information to the IRS. Non-U.S. holders are urged to consult their tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

FATCA

Sections 1471 to 1474 of the Code (such sections, and the Treasury Regulations and administrative guidance issued thereunder, commonly referred to as FATCA) impose a 30% U.S. withholding tax on certain “withholdable payments” made to a “foreign financial institution” or a “non-financial foreign entity.” “Withholdable payments” include payments of dividends and the gross proceeds from a disposition of certain property (such as shares of our Series B Preferred Stock or our common stock), if such disposition occurs after December 31, 2018. In general, if a holder is a “foreign financial institution” (which includes investment entities such as hedge funds and private equity funds), the 30% withholding tax will apply to withholdable payments made to such holder, unless such holder enters into an agreement with the U.S. Department of Treasury to collect and provide substantial information regarding its U.S. account holders, including certain account holders that are foreign entities with U.S. owners, and to withhold 30% on certain “passthru payments.” If such holder is a “non-financial foreign entity,” FATCA also generally will impose a withholding tax of 30% on withholdable payments made to such holder unless the holder provides the withholding agent with a certification that it does not have any “substantial United States owners” or a certification identifying its direct and indirect substantial United States owners. Intergovernmental agreements between the United States and a holder’s resident country may modify some of the foregoing requirements.

Non-U.S. holders should consult their tax advisers with respect to the U.S. federal income tax consequences of FATCA on their ownership and disposition of shares of our Series B Preferred Stock and common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

RBC Capital Markets, LLC, B. Riley FBR, Inc., Janney Montgomery Scott LLC, Oppenheimer & Co. Inc. and William Blair & Company, L.L.C. are acting as joint bookrunning managers in the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase severally and not jointly, and we have agreed to sell to that underwriter, the respective number of shares of Series B Preferred Stock set forth opposite the underwriter’s name.

Underwriters	Number of Shares
RBC Capital Markets, LLC
B. Riley FBR, Inc.
Janney Montgomery Scott LLC
Oppenheimer & Co. Inc.
William Blair & Company, L.L.C.
Total

The underwriting agreement provides that the obligations of the underwriters to purchase the aggregate number of shares of Series B Preferred Stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the shares of Series B Preferred Stock offered hereby (other than those covered by the underwriters’ option to purchase additional shares of Series B Preferred Stock described below) if they purchase any shares of the Series B Preferred Stock.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for up to thirty (30) days from the date of this prospectus supplement, to purchase up to              additional shares of Series B Preferred Stock at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase the number of additional shares of Series B Preferred Stock approximately proportionate to that underwriter’s initial purchase commitment.

Underwriting Discount and Expenses

The underwriters have advised us that the underwriters propose initially to offer the Series B Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $             per share of Series B Preferred Stock. The underwriters may allow, and the dealers may reallow, a discount not in excess of $             per share to other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the per share and total underwriting discount that we are to pay to the underwriters in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the option to purchase additional shares of Series B Preferred Stock.

	Price to the Public	Underwriting Discount(1)	Net Proceeds(2)
Per share of Series B Preferred Stock	$	$	$
Total(3)	$	$	$

(1)	Pursuant to the terms of the underwriting agreement, the underwriters will receive a discount equal to $ per share of Series B Preferred Stock.
(2)	After deducting the underwriting discount but before deducting expenses of the offering, estimated to be $ .
(3)

If the option is exercised in full, the total price to the public, underwriting discount and net proceeds to us (after deducting the underwriting discount but before deducting estimated offering expenses) will be $             , $             and $             , respectively.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and reimbursements, will be approximately $            . We have also agreed to reimburse the underwriters for certain expenses incurred in connection with this offering pursuant to the underwriting agreement, including certain legal fees, estimated to be approximately $150,000.

All compensation received by the underwriters in connection with this offering will not exceed 8% of the gross offering proceeds.

Lock-Up Agreement

We have agreed with the underwriters, subject to certain limited exceptions, not to sell or transfer any Series B Preferred Stock or securities that are substantially similar to the Series B Preferred Stock (collectively, the “Lock-up Securities”), for thirty (30) days after the date of this prospectus supplement without first obtaining the written consent of the representative on behalf of the underwriters. Specifically, we have agreed, subject to certain limited exceptions, not to (i) sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of Series B Preferred Stock, or any securities convertible into or exercisable or exchangeable for Lock-Up Securities, or (ii) enter into any swap or other arrangement that transfer to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Series B Preferred Stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any Lock-Up Securities or any securities convertible into or exercisable or exchangeable for Lock-Up Securities, except for the offering of the Series B Preferred Stock pursuant to the underwriting agreement and this prospectus supplement.

RBC Capital Markets, LLC, in its sole discretion, may release any of the Lock-up Securities in whole or in part at any time with or without notice. The representative has no present intent or arrangement to release any of the Lock-up Securities. The release of any lock-up is considered on a case-by-case basis. Factors that will be considered in deciding whether to release Series B Preferred Stock may include the length of time before the lock-up period expires, the number of shares of Series B Preferred Stock involved, the reason for the requested release, market conditions, the trading price of the Series B Preferred Stock and the historical trading volume of the Series B Preferred Stock.

Passive Market Making

In connection with the offering, the underwriters may engage in passive market making transactions in shares of Series B Preferred Stock on the New York Stock Exchange in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of shares of Series B Preferred Stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the representative, on behalf of the underwriters may purchase and sell shares of Series B Preferred Stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of securities in excess of the number of securities to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of securities made in an amount up to the number of shares of Series B Preferred Stock represented by the underwriters’ over-allotment option. In determining the source of securities to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares of Series B Preferred Stock available for purchase in the open market as compared to the price at which they may purchase shares of Series B Preferred Stock through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of shares of Series B Preferred Stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares of Series B Preferred Stock in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Series B Preferred Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series B Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of securities in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representative repurchases shares of Series B Preferred Stock originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Series B Preferred Stock. They may also cause the price of shares of Series B Preferred Stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Conflicts of Interest

As described in “Use of Proceeds,” we may use a portion of the net proceeds of this offering to repay a portion of the outstanding indebtedness under our senior secured railcar revolving credit facility. If any portion of that facility is repaid, lenders in such facility will be repaid on a pro rata basis. Due to such repayment, affiliates of certain of the underwriters may receive more than 5% of the net proceeds of this offering, not including underwriting compensation. Certain of the underwriters may therefore be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. However, because the joint bookrunning managers do not have conflicts of interest, no qualified independent underwriter is required in order for the offering to be conducted in compliance with FINRA Rule 5121.

Some of the underwriters and their respective affiliates have performed investment and commercial banking and advisory services for us and our affiliates from time to time for which they have received customary fees and expenses. The underwriters and their respective affiliates may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of their business. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments in us and actively trade in our debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The underwriters may agree to allocate a number of shares of Series B Preferred Stock for sale to their online brokerage account holders. Shares of Series B Preferred Stock will be allocated to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares of Series B Preferred Stock may be sold by the underwriters to securities dealers who resell such shares of Series B Preferred Stock to online brokerage account holders.

Other than this prospectus supplement and the accompanying prospectus in electronic format, information contained in any website maintained by an underwriter is not part of this prospectus supplement or the accompanying prospectus or registration statement of which the accompanying prospectus forms a part, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase shares of Series B Preferred Stock. The underwriters are not responsible for information contained in websites that they do not maintain.

Settlement

Delivery of the Series B Preferred Stock offered hereby will be made against payment therefor through the book-entry facilities of The Depository Trust Company on or about                 , 2018, which will be the fifth business day following the date of pricing of the Series B Preferred Stock (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series B Preferred Stock on the initial pricing date of the Series B Preferred Stock or the next two succeeding business days will be required, by virtue of the fact that the Series B Preferred Stock initially will settle in T+5, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

The validity of the issuance of the Series B Preferred Stock offered by us in this offering will be passed upon for us by Perkins Coie LLP, Palo Alto, California. Certain legal matters in connection with the offering will be passed upon for the underwriters by Hunton Andrews Kurth LLP, New York, New York and Houston, Texas.

EXPERTS

The consolidated financial statements of CAI International, Inc. and our subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, the related financial statement schedule II, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed below or from the SEC’s website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports and other information can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements, proxy and information statements and other information regarding registrants like us that file electronically with the SEC. Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.capps.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Information contained on, or that can be accessed through, our website is not incorporated into this prospectus supplement, the accompanying prospectus or our other securities filings and does not form a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus supplement and the accompanying prospectus (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 27, 2018;

•	our Definitive Proxy Statement on Schedule 14A relating to our 2018 Annual Meeting of Stockholders, filed on April 17, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed on May 1, 2018 and August 3, 2018, respectively;

•	our Current Reports on Form 8-K filed on February 14, 2018, March 5, 2018, March 28, 2018, April 5, 2018, May 2, 2018 (two reports), June 5, 2018 and June 28, 2018; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 28, 2007, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address: CAI International, Inc., Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105, Attn: Investor Relations, telephone: (415) 788-0100.

PROSPECTUS

CAI INTERNATIONAL, INC.

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Convertible Debt Securities

Warrants

Units

3,000,000 Shares of Common Stock Offered by Selling Stockholders

We may, from time to time in one or more offerings, offer and sell up to $300,000,000 in the aggregate of common stock, preferred stock, debt securities, convertible debt securities, warrants to purchase common stock, preferred stock, debt securities or convertible debt securities, and units of common stock, preferred stock, debt securities, convertible debt securities or warrants, in any combination. In addition, the selling stockholders may offer and sell, from time to time, up to an aggregate of 3,000,000 shares of common stock under this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “CAI.” On May 11, 2017, the last reported sales price of our common stock was $20.29 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the New York Stock Exchange or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

The securities may be offered directly by us, or to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered, including any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the prospectus supplement covering the sale of those securities.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 1 and in the documents which are incorporated by reference herein, and contained in the applicable prospectus supplement and any related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock, debt securities, convertible debt securities, warrants to purchase common stock, preferred stock, debt securities or convertible debt securities, and units of common stock, preferred stock, debt securities, convertible debt securities or warrants, in any combination, in one or more offerings up to a total dollar amount of $300,000,000 and the selling stockholders may sell up to 3,000,000 shares of common stock in one or more offerings. We have provided to you in this prospectus a general description of the securities we may offer. Each time we or the selling stockholders sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the selling stockholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

Unless the context otherwise indicates, references in this prospectus to “CAI,” the “Company,” “we,” “us” and “our” are to CAI International, Inc. and its consolidated subsidiaries. The term “you” refers to a prospective investor.

ii

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

THE COMPANY

We are one of the world’s leading transportation finance and logistics companies. We purchase equipment, primarily intermodal shipping containers and railcars, which we lease to our customers. We also manage equipment for third-party investors. In operating our fleet, we lease, re-lease and dispose of equipment and contract for the repair, repositioning and storage of equipment. We also provide domestic and international logistics services.

We were founded in 1989 by our Chairman, Hiromitsu Ogawa, as a traditional container leasing company that leased containers owned by us to container shipping lines. We were originally incorporated under the name Container Applications International, Inc. in the State of Nevada in August 1989. In February 2007, we were reincorporated under our present name in the State of Delaware.

Our corporate headquarters and principal executive offices are located at Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, California 94105. Our telephone number is (415) 788-0100. Our website address is www.capps.com. Information contained on, or that can be accessed through, our website is not incorporated into this prospectus or our other filings with the SEC, and does not form a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, the documents incorporated by reference or our other public statements include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this prospectus, the documents incorporated by reference or our other public statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements include, without limitation, statements concerning the conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business, operations, and growth strategy and service development efforts. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Words such as “may,” “might,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements and information. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. These risks and uncertainties include, without limitation, those identified under the caption “Risk Factors” in this prospectus, in the documents incorporated by reference in this prospectus, in any prospectus supplement and in any of our other public filings, including our Annual Report on Form 10-K for the year ended December 31, 2016. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth consolidated ratio of earnings to fixed charges for each of the last five fiscal years and for the three months ended March 31, 2017. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Year Ended December 31					Three Months Ended March 31, 2017
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges(1)	3.5	2.9	2.9	1.8	1.2	1.7

(1)

For purposes of calculating the ratio of earnings to fixed charges, earnings available for fixed charges consists of income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net income of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest and an estimate of interest expense within rental expense. No preferred stock dividends were paid during the periods presented.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, and repurchases or redemptions of securities. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DIVIDEND POLICY

We currently intend to retain earnings to reinvest for future operations and growth of our business and do not anticipate paying any cash dividends on our common stock. However, our board of directors, in its discretion, may decide to declare a dividend at an appropriate time in the future. A decision to pay a dividend would depend upon, among other factors, our results of operations, financial condition and cash requirements and the terms of our financing agreements at the time such a payment is considered.

SELLING STOCKHOLDERS

The selling stockholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 3,000,000 shares of our common stock. All of such shares were issued to one selling stockholder from time to time since our inception in connection with founders’ or compensatory transactions that were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference.

DESCRIPTION OF CAPITAL STOCK

We may offer shares of our capital stock, including common stock and preferred stock. We will set forth in the applicable prospectus supplement a description of the preferred stock that may be offered under this prospectus. The terms of the offering of securities, the initial offering price, and the net proceeds to us will be contained in the prospectus supplement and other offering material, relating to such offering. A general description of our currently authorized shares of capital stock is set forth below.

General

Our authorized capital stock consists of 84,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. The following summary of some of the terms relating to our common stock, preferred stock, certificate of incorporation and bylaws is not complete and may not contain all the information you should consider before investing in our common stock. You should read carefully our certificate of incorporation and bylaws.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted on by the common stockholders. The holders of our common stock are not entitled to cumulative voting in the election of our directors, which means that the holders of a majority of the outstanding shares of our common stock will be entitled to elect all of the directors standing for election. Subject to preferences of any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends our board of directors may declare out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share pro rata all assets remaining after payment of or provision for our liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued in this offering will be fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock from time to time in one or more series. The board of directors also has the authority to fix the designations, voting powers, preferences, privileges and relative rights and the limitations of any series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms that could delay or prevent a change of control of us or make removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of the common stock and may adversely affect the voting, economic and other rights of the holders of common stock.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and Delaware Law

Provisions of our certificate of incorporation, our bylaws and Delaware law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage types of transactions that may involve our actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of us.

Authorized but Unissued Shares of Common Stock and Preferred Stock. Our authorized but unissued shares of common stock and preferred stock are available for our board of directors to issue without stockholder approval. As noted above, our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult. We may use the additional authorized shares of common or preferred stock for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Classified Board of Directors; Election and Removal of Directors. Our certificate of incorporation provides for the division of our board of directors into three classes, as nearly as equal in number as possible, with the directors in each class serving for three-year terms, and one class being elected each year by our stockholders. In addition, our directors are removable only for cause by the holders of not less than a majority of the shares entitled to vote at the election of directors. Furthermore, any vacancies on the board of directors may be filled only by the affirmative vote of a majority of the directors then in office and only the board of directors may increase the size of the board of directors. Because this system of electing, appointing and removing directors generally makes it more difficult for stockholders to replace a majority of the board of directors, it may discourage a third party from making a tender offer or otherwise attempting to gain control of us and may maintain the incumbency of the board of directors.

Stockholder Action; Special Meetings of Stockholders. Our certificate of incorporation eliminates the ability of stockholders to act by written consent. Our bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors or by a majority of our board of directors.

Advance Notice Requirements for Stockholders Proposals and Director Nominations. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide us with timely written notice of their proposal. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Amendment of Bylaws. Our directors are expressly authorized to amend our bylaws.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned: (1) by persons who are directors and also officers; and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, with an “interested stockholder” being defined as a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “interested stockholder,” did own, 15% or more of the corporation’s voting stock.

Registration Rights

We are a party to an Amended and Restated Registration Rights Agreement dated February 16, 2007, with Mr. Ogawa and DBJ Value Up Fund, a wholly-owned subsidiary of Development Bank of Japan Inc. (“DBJ”). Effective December 24, 2008, the 1,691,760 shares of Common Stock owned by DBJ Value Up Fund, were transferred to DBJ. As of the date of this prospectus, DBJ Value Up Fund does not own, directly or indirectly, shares of CAI International, Inc.

Pursuant to this Registration Rights Agreement, Mr. Ogawa and DBJ have certain demand registration rights with respect to shares of our common stock. Pursuant to the Registration Rights Agreement, each of Mr. Ogawa and DBJ may request, subject to certain exceptions, that we file a registration statement under the Securities Act covering their shares, if the anticipated aggregate offering price is at least $5.0 million (net of underwriting discounts and commissions). Mr. Ogawa and DBJ will be entitled to request no more than three demand registrations.

Also pursuant to the Registration Rights Agreement, Mr. Ogawa and DBJ have certain “piggyback” registration rights with respect to shares of our common stock. Accordingly, if we propose to register any of our common stock under the Securities Act we are required to notify Mr. Ogawa and DBJ and to include in such registration all the shares of common stock requested to be included by them, subject to certain limitations. Under the terms of the Registration Rights Agreement, we are generally obligated to pay all the expenses associated with any demand or “piggyback” registrations.

Pre-emptive Rights

Under Delaware law, a stockholder is not entitled to pre-emptive rights to subscribe for additional issuances of common stock or any other class of series of common stock or any security convertible into such stock in proportion to the shares that are owned unless there is a provision to the contrary in the certificate of incorporation. Our certificate of incorporation does not provide that our stockholders are entitled to pre-emptive rights.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

New York Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “CAI.”

DESCRIPTION OF DEBT SECURITIES

The following summary of the terms of the debt securities describes general terms that apply to the debt securities. The debt securities offered pursuant to this prospectus will be either senior debt or subordinated debt. The particular terms of any debt securities will be described more specifically in each prospectus supplement relating to those debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Senior debt securities and subordinated debt securities will be issued under either of two debt indentures summarized below. Where we make no distinction in our summary between senior debt securities and subordinated debt securities, the applicable information refers to any debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. A form of senior debt indenture relating to senior debt securities and a form of subordinated debt indenture relating to subordinated debt securities are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indentures do not limit the aggregate principal amount of debt securities we may issue and provide that we may issue debt securities thereunder from time to time in one or more series. The indentures do not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness as described below, which we may issue. Under the indentures, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the subordinated debt securities will be unsecured obligations of ours and, as set forth below under “—Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

Because some of our assets are held in subsidiaries, our rights and the rights of our creditors (including the holders of debt securities) and stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise may be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•

whether the debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the date or dates on which we must pay principal;

•	the currency or currencies, or composite currencies, in which the debt securities will be denominated and in which we will make payments on the debt securities;

•	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the debt securities;

•	the amount we will pay if the maturity of the debt securities is accelerated;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the debt securities;

•	whether the debt securities will be defeasible; and

•

any other terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

Unless the accompanying prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.

Unless the accompanying prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the accompanying prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities. Debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on debt securities issued in registered form will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

•

issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the accompanying prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units, or if any debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not limit our ability to incur debt or give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any changes in the events of default described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Subordinated Debt Securities

Unless otherwise provided in the accompanying prospectus supplement, the following provisions will apply for subordinated debt securities.

Before we pay the principal of, premium, if any, and interest on, the subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable subordinated debt securities.

Generally indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•

obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•

obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•

there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•

the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable;

unless, among other things, in either case:

•	the default has been cured or waived; or

•

full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the subordinated debt securities to pay the principal of, premium, if any, and interest on the subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the subordinated debt securities or on account of any purchase or other acquisition of the subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the subordinated debt securities.

The indenture covering subordinated debt securities will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

•

if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indentures.

Modification and Waiver

We and the trustee may modify and amend the indentures without the consent of the holders of the outstanding debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure certain debt securities;

•	establish the form or terms of debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of debt securities;

•	evidence and provide for successor trustees; or

•

correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indentures in any material respect.

In addition, we and the trustee may modify and amend the indentures with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the indentures in a way that would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•

reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the indentures, to waive compliance with certain provisions of the indentures or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding debt securities may waive our compliance with certain restrictive covenants of the indentures. The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indentures with respect to outstanding debt securities of that series, which will be binding on all holders of debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the indentures that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the indentures for 90 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indentures. The trustee may withhold notice of any default to the holders of debt securities of any series (except for a default on principal or interest payments on debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security may bring any lawsuit or other proceeding with respect to the indentures or for any remedy under the indentures, unless:

•	the holder first gives the trustee written notice of a continuing event of default;

•

the holders of at least 25% in principal amount of the outstanding debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity; and

•

the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding debt securities of the series in default a direction inconsistent with that request.

However, the holder of any debt security has the absolute right to receive payment of the principal of and any interest on the debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such debt securities to the date of deposit (if the debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the debt securities of that series, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust), such an action a “defeasance”; or

•

to be released from our obligations under the applicable indenture as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such debt securities, such an action a “covenant defeasance.”

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

If we accomplish covenant defeasance on debt securities of certain holders, those holders can still look to us for repayment of their debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of subordinated debt securities, the subordination provisions described under “—Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The indentures and the debt securities will be governed by and interpreted under the laws of the State of New York.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

The following summary of the terms of the convertible debt securities describes general terms that apply to the convertible debt securities. The convertible debt securities offered pursuant to this prospectus will be either convertible senior debt or convertible subordinated debt. The particular terms of any convertible debt securities will be described more specifically in each prospectus supplement relating to those convertible debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Convertible senior debt securities and convertible subordinated debt securities will be issued under either of two debt indentures summarized below. The indentures are the same as the indentures described above under “Description of Debt Securities.” Where we make no distinction in our summary between convertible senior debt securities and convertible subordinated debt securities, the applicable information refers to any convertible debt securities. Since this is only a summary, it does not contain all of the information that may be important to you. We may issue convertible debt securities under our senior debt indenture and our subordinated debt indenture, and forms of each of these indentures are exhibits to the registration statement of which this prospectus is a part. We encourage you to read those documents.

General

The indentures do not limit the aggregate principal amount of convertible debt securities we may issue and provides that we may issue convertible debt securities thereunder from time to time in one or more series. The indentures do not limit the amount of other indebtedness or convertible debt securities, other than certain secured indebtedness as described below, which we or our subsidiaries may issue. Under the indentures, the terms of the convertible debt securities of any series may differ and we, without the consent of the holders of the convertible debt securities of any series, may reopen a previous series of convertible debt securities and issue additional convertible debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the convertible senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the convertible subordinated debt securities will be unsecured obligations of ours and, as set forth below under “—Convertible Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

Because some of our assets are held in subsidiaries, our rights and the rights of our creditors (including the holders of convertible debt securities) and stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise may be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of convertible debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the convertible debt securities, including whether they are convertible senior debt securities or convertible subordinated debt securities;

•	any limit on the aggregate principal amount of the convertible debt securities or the series of which they are a part;

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whether the convertible debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the convertible debt securities will be denominated and in which we will make payments on the convertible debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the convertible debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	the amount we will pay if the maturity of the convertible debt securities is accelerated;

•	whether we will issue the convertible debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the convertible debt securities;

•	whether the convertible debt securities will be defeasible; and

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any other terms of the convertible debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of the convertible debt securities, including those relating to the subordination of any convertible debt securities.

Unless the accompanying prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.

Unless the accompanying prospectus supplement specifies otherwise, we will issue the convertible debt securities in fully registered form without coupons. If we issue convertible debt securities of any series in bearer form, the accompanying prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those convertible debt securities and to payment on and transfer and exchange of those convertible debt securities. Convertible debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the convertible debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). We may pay interest on convertible debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts. Interest on convertible debt securities issued in registered form will be payable on any interest payment date to the registered owners of the convertible debt securities at the close of business on the regular record date for the interest payment. We will name in the prospectus supplement all paying agents we initially designate for the convertible debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, the convertible debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other convertible debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange. We will not be required to:

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issue, register the transfer of, or exchange, convertible debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such convertible debt securities and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any convertible debt securities will be named in the related prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the convertible debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The convertible debt securities may be represented in whole or in part by one or more global debt securities.

Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “Use of Global Securities.”

We may issue the convertible debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any convertible debt securities that are issued as original issue discount securities in the accompanying prospectus supplement.

If the purchase price of any convertible debt securities is payable in one or more foreign currencies or currency units, or if any convertible debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the convertible debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the convertible debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase convertible debt securities at the option of the holders. Any such obligation applicable to a series of convertible debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any convertible debt securities, the indentures do not limit our ability to incur debt or give holders of convertible debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of convertible debt securities for information regarding any changes in the events of default described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion Rights

An accompanying prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into common stock or other securities. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares or interests of our common stock or other securities, as the case may be, to be received by the holders of the convertible debt securities will be calculated according to the market price of our common stock or other securities, as the case may be, as of a time stated in the prospectus supplement or otherwise.

Convertible Subordinated Debt Securities

Unless otherwise provided in the accompanying prospectus supplement, the following provisions will apply for convertible subordinated debt securities.

Before we pay the principal of, premium, if any and interest on, the convertible subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable convertible subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable convertible subordinated debt securities.

Generally indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

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obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

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obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one’s property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the convertible subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

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there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

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the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable;

unless, among other things, in either case:

•	the default has been cured or waived; or

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full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the convertible subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the convertible subordinated debt securities to pay the principal of, premium, if any, and interest on the convertible subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the convertible subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the convertible subordinated debt securities or on account of any purchase or other acquisition of the convertible subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the convertible subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the convertible subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the convertible subordinated debt securities.

The convertible indenture covering convertible subordinated debt securities will not limit the aggregate amount of senior indebtedness that we may issue. If this prospectus is being delivered in connection with the offering of a series of convertible subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

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if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the convertible debt securities;

•	immediately after the transaction, no event of default occurs and continues; and

•	we meet certain other conditions specified in the indentures.

Modification and Waiver

We and the trustee may modify and amend the indentures without the consent of the holders of the outstanding convertible debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the convertible debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of convertible debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting convertible debt securities that are not yet issued;

•	secure certain convertible debt securities;

•	establish the form or terms of convertible debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of convertible debt securities;

•	evidence and provide for successor trustees;

•	permit payment in respect of convertible debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

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correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of convertible debt securities of any series issued under the indentures in any material respect.

In addition, we and the trustee may modify and amend the indentures with the consent of the holders of at least a majority in aggregate principal amount of the outstanding convertible debt securities of each affected series. However, without the consent of each holder, we cannot modify or amend the indentures in a way that would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

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reduce the percentage in principal amount of outstanding convertible debt securities necessary to modify or amend the indentures, to waive compliance with certain provisions of the indentures or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding convertible debt securities may waive our compliance with certain restrictive covenants of the indentures. The holders of at least a majority in principal amount of the outstanding convertible debt securities of any series may waive any past default under the indentures with respect to outstanding convertible debt securities of that series, which will be binding on all holders of convertible debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the indentures that cannot be modified or amended without each holder’s consent.

Events of Default

Each of the following will be an event of default:

•	default for 30 days in the payment of any interest;

•	default in the payment of principal;

•	default in the deposit of any sinking fund payment;

•	default in the performance of any other covenant in the indentures for 90 days after written notice; and

•	certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indentures. The trustee may withhold notice of any default to the holders of convertible debt securities of any series (except for a default on principal or interest payments on convertible debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding convertible debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders). Upon any such declaration, the principal amount will become immediately due and payable. However, the holders of a majority in principal amount of the outstanding convertible debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding convertible debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the convertible debt securities of that series.

No holder of a convertible debt security may bring any lawsuit or other proceeding with respect to the indentures or for any remedy under the indentures, unless:

•	the holder first gives the trustee written notice of a continuing event of default;

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the holders of at least 25% in principal amount of the outstanding convertible debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity; and

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the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding convertible debt securities of the series in default a direction inconsistent with that request.

However, the holder of any convertible debt security has the absolute right to receive payment of the principal of and any interest on the convertible debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of convertible debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such convertible debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such convertible debt securities to the date of deposit (if the convertible debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the convertible debt securities of that series, we may elect either:

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to defease and be discharged from any and all obligations with respect to such convertible debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the convertible debt securities and other obligations to provide for the conversion rights of the holders of such convertible debt securities, to register the transfer or exchange of such convertible debt securities, to replace temporary or mutilated, destroyed, lost or stolen convertible debt securities, to maintain an office or agency with respect to such convertible debt securities and to hold moneys for payment in trust), such an action a “defeasance”; or

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to be released from our obligations under the applicable indenture as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such convertible debt securities, such an action a “covenant defeasance.”

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the convertible debt securities on the scheduled due dates. Additional conditions to defeasance or covenant defeasance require that:

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the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date; and

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we have delivered to the trustee an opinion of counsel to the effect that the holders of such convertible debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

If we accomplish covenant defeasance on convertible debt securities of certain holders, those holders can still look to us for repayment of their convertible debt securities in the event of any shortfall in the trust deposit. If one of the remaining events of default occurred, such as our bankruptcy, and the convertible debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of convertible subordinated debt securities, the subordination provisions described under “—Convertible Subordinated Debt Securities” above are made subject to the provisions for defeasance and covenant defeasance. In other words, if we accomplish defeasance or covenant defeasance on any convertible subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The indentures and the convertible debt securities will be governed by and interpreted under the laws of the State of New York.

USE OF GLOBAL SECURITIES

The debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.

The specific terms of the depositary arrangement covering debt securities will be described in the prospectus supplement relating to that series. We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section as ultimately described in the applicable indenture and related documents.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interest in a global security.

As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee. Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

Our indentures provide that if:

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the depositary notifies us that it is unwilling or unable to continue as depositary for a series of debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice;

•	we determine that a series of debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee; or

•	an event of default with respect to a series of debt securities occurs and continues;

the global securities for that series will be exchanged for registered debt securities in definitive form. The definitive debt securities will be registered in the name or names the depositary instructs the trustee. We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General

We may issue warrants to purchase common stock, preferred stock and debt securities or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our common stock, preferred stock, debt securities, convertible debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement will describe the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Convertible Debt Securities” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities being offered hereby:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	through a combination of any of the above methods of sale; or

•	through any other methods described in a prospectus supplement.

We or the selling stockholders will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, the selling stockholders or from the purchasers of the securities.

Offers to purchase the securities may be solicited directly by us or by agents designated by us or the selling stockholders from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

If an underwriter or underwriters are utilized in the sale, we and the selling stockholders will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us or the selling stockholders, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or the selling stockholders in the ordinary course of business.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

Unless otherwise stated in an accompanying prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Perkins Coie LLP, Palo Alto, California. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of CAI International, Inc. and our subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, the related financial statement schedule II, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports and other information can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements, proxy and information statements and other information regarding registrants like us that file electronically with the SEC. Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.capps.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Information contained on, or that can be accessed through, our website is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 13, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on May 4, 2017; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 28, 2007, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address: CAI International, Inc., Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105, Attn: Investor Relations, telephone: (415) 788-0100.

             Shares

CAI International, Inc.

% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock

(Liquidation Preference $25.00 per share)

Preliminary Prospectus Supplement

Joint Bookrunning Managers

RBC Capital Markets	B. Riley FBR	Janney Montgomery Scott	Oppenheimer & Co.	William Blair

August    , 2018